                                                                    Exhibit 99.1
                                                        Asset Purchase Agreement

                            ASSET PURCHASE AGREEMENT
                            ------------------------

     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of June 18, 2003 by and among INSITUFORM TECHNOLOGIES, INC., a Delaware corporation ("Buyer"), and INSITUFORM EAST, INCORPORATED, a Delaware corporation ("Seller"), and its Subsidiaries (as defined below). Buyer, Seller and its Subsidiaries are collectively referred to herein as the "Parties" and individually as a "Party."

     WHEREAS, Seller and its Subsidiaries are engaged in the trenchless rehabilitation of underground manholes, sewers and other pipelines (the "Business") principally using the cured-in-place pipe rehabilitation process; and

     WHEREAS, Buyer desires to purchase certain specified assets and contracts of Seller and its Subsidiaries used in connection with the Business and assume certain specified liabilities of Seller, and Seller and its Subsidiaries desire to sell such assets of Seller and its Subsidiaries and assign such liabilities of Seller as provided in this Agreement (together with any other transaction contemplated herein or in any other Transaction Document (as defined below), the "Transaction").

     NOW, THEREFORE, in consideration of the premises and mutual promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                    SECTION 1

                                   DEFINITIONS
                                   -----------

     Certain capitalized terms used in this Agreement have the meanings specified in the Glossary attached hereto. Other terms may be defined elsewhere in the body of this Agreement and shall have the meaning indicated throughout this Agreement.

                                   SECTION 2

       PURCHASE AND SALE OF ACQUIRED ASSETS; ESCROW; ASSUMED LIABILITIES;
       ------------------------------------------------------------------
                      CLOSING; OTHER AGREEMENTS AND ACTIONS
                      -------------------------------------

     2.1. Acquired Assets. On the Closing Date, in accordance with this Agreement, Seller and its Subsidiaries shall sell, convey, transfer, assign and deliver to Buyer, free and clear of any and all Encumbrances, and Buyer will purchase, acquire and accept, all of Seller's and its Subsidiaries' respective right, title and interest in and to the following properties, assets and other rights, personal or mixed, tangible or intangible (collectively, the "Acquired Assets"):

           (a) The Equipment of Seller and its Subsidiaries listed on Schedule 2.1(a), together with any Equipment transferred to Buyer pursuant to
     Section 2.4 (c) (the "Acquired Equipment");

           (b) The inventory of Seller and its Subsidiaries listed on Schedule 2.1(b) (the "Acquired Inventory");

           (c) The Contracts of Seller and its Subsidiaries (including any future claims arising from or related to such contracts) listed on Schedule 2.1(c) hereto and the Backlog related to such Contracts (the "Assumed Contracts");

           (d) Copies or originals of all books, records, data (in any media), papers and instruments of whatever nature and wherever located to the extent related to the Acquired Assets;

           (e) All licenses, sublicenses and other contract rights held by Seller and its Subsidiaries in connection with the Business listed on
     Schedule 2.1(e), including all Insituform and NuPipe licenses, sublicenses and rights to use or operate under Insituform or NuPipe patents or trademarks, and intangible or intellectual property rights, including know-how, relating thereto or to the Business (the "Acquired Intellectual Property");

           (f) All Permits required solely in connection with the Business in effect as of the Closing Date, to the extent such Permits are transferable (the "Acquired Permits"); and

           (g) All rights to the name "Insituform", "Insituform East", "MidSouth" and "insitu" and all derivatives thereof.

     2.2. Purchase Price; Payment. In consideration of the sale, assignment, and delivery of the Acquired Assets and subject to the provisions of Section 2.3, Buyer shall (i) pay Seller total consideration of $5,500,000.00, subject to adjustments as provided in Section 2.4 hereof, in the form of cash, and (ii) assume and agree to pay the Assumed Liabilities as provided in Section 2.6 (the "Purchase Price"). Subject to the provisions of Section 2.3, the cash portion of the Purchase Price shall be payable by Buyer to Seller on the Closing Date by wire transfer as provided by Seller to Buyer in immediately available federal funds.

     2.3. Escrow. On the Closing Date, Buyer shall deposit an amount in cash equal to $550,000.00 (the "Escrow Amount") with the Escrow Agent pursuant to the terms of an escrow agreement entered into by the Parties in substantially the form attached hereto as Exhibit 2.3 (the "Escrow Agreement") in an account held pursuant to the terms of the Escrow Agreement (the "Escrow Account"). Seller agrees not to make any dividend or distribution, in any form or manner whatsoever, to its stockholders until one year following the Closing Date, except for the repayment of its outstanding loans from CERBCO, Inc. The release to Seller or Buyer of the Escrow Amount shall be made in accordance with this
Section:

           (a) Claims. If Buyer makes a claim against Seller or any of its Subsidiaries for any breach of a representation, warranty, covenant or obligation (including, without limitation, indemnification obligations) under this Agreement, such claim shall be handled as provided in Section 7 hereto. If Seller fails to satisfy its obligation to Buyer after notice as required in Section 7 and pursuant to the claims procedures set forth in
     Section 7.4 hereof, then Buyer may (i) notify the Escrow Agent to distribute to Buyer the Escrow Amount (including any accrued interest thereon), equal in value to its Damages and (ii) seek any other remedy available to it under this Agreement, at law or in equity. Any portion of the Escrow Account to be distributed as provided in subsection (b) below shall be reduced by the amount of any indemnification claims finally resolved pursuant to Section 7 and paid out of the Escrow Account. To the extent any claim for indemnification has been asserted by Buyer but not finally resolved, the Escrow Agent shall also withhold distribution of the Escrow Account in an amount equal to Buyer's good faith estimate of the amount of the claim, and the amount so withheld shall remain in the Escrow Account. In addition, Buyer may make a claim against the Escrow Account as set forth in Sections 2.4(a) and (b).

           (b) Distribution. Subject to (i) the filing of a certificate of dissolution for the Seller and the delivery of an opinion of legal counsel to Seller reasonably satisfactory to Buyer opining that Seller has taken all necessary action with the Delaware Secretary of State regarding the filing of such certificate sufficient to satisfy any requirements of the Delaware Act for dissolving Seller and that such certificate fully complies with the requirements of the Delaware Act, (ii) the distribution of amounts in the Escrow Account to Buyer as contemplated in Section 2.3(a), and (iii) the terms of the Escrow Agreement, the Escrow Agent shall distribute the assets remaining, if any, in the Escrow Account to Seller on the first anniversary of the Closing Date.

     2.4. Pre-Closing Burn Rate; Guaranteed Direct Gross Profit; Changes in Acquired Equipment and Acquired Inventory.

           (a) Seller will not perform work under the Assumed Contracts at a rate that generates revenue greater than an average of $860,000 per month during the Burn Period (the "Maximum Monthly Burn Rate"). The Buyer and Seller hereby agree that the starting backlog of revenue to be earned under all Assumed Contracts as of May 3, 2003 is $3,986,586 (the "Starting Backlog") and that such Starting Backlog minus the Maximum Monthly Burn Rate during the Burn Period will result in the minimum amount of revenue backlog guaranteed by Seller to be further available to Buyer after Closing (the "Minimum Residual Backlog"). If Seller's actual average monthly revenue from work performed during the Burn Period (the "Burn Rate") exceeds the Maximum Monthly Burn Rate so as to reduce the Assumed Contract backlog at Closing below the guaranteed Minimum Residual Backlog, then the Purchase Price will be reduced by an amount equal to 30% of the amount of such deficiency (such deficiency being hereinafter referred to as the "Burn Rate Adjustment"). The Burn Rate, the Minimum Residual Backlog and the resulting Burn Rate Adjustment, if any, shall be calculated as follows:

                (i) Within 30 days after the Closing Date, Seller shall deliver to Buyer a statement (the "Burn Rate Statement"), setting forth its calculation of the Burn Rate, the Minimum Residual Backlog and the resulting Burn Rate Adjustment, if any, as of the close of business on the Closing Date. The Burn Rate Statement shall be prepared by Seller or its independent accountants and be accompanied by a certificate of Seller or its independent accountants stating that the Burn Rate Statement has been prepared in compliance with the requirements of this Section 2.4.

                (ii) During the 30-day period following Buyer's receipt of the Burn Rate

     Statement, Seller shall provide or make commercially reasonable efforts to cause Seller's independent accountants to provide, as the case may be, Buyer or Buyer's independent accountants with such access, upon reasonable prior notice and during normal business hours, to the work papers or other supporting documentation of Seller or Seller's independent accountants, as the case may be, as is reasonably necessary to verify the calculation of the Burn Rate, the Minimum Residual Backlog and any resulting Burn Rate Adjustment due from Seller. The Burn Rate Statement shall be final and shall be accepted by and be binding on the parties on the thirtieth day following delivery thereof unless Buyer gives written notice to Seller of disagreement with the Burn Rate Statement (such notice, a "Burn Rate Notice of Disagreement") prior to such date. Any Burn Rate Notice of Disagreement shall (A) specify in reasonable detail the nature of any disagreement so asserted and (B) only include disagreements based on the amount of the Burn Rate, the Minimum Residual Backlog or the Burn Rate Adjustment set forth in the Burn Rate Statement not being calculated in accordance with this
     Section 2.4. If a Burn Rate Notice of Disagreement is received by Seller in a timely manner, then the Burn Rate Statement (as revised in accordance with clause (iii) below) shall become final and binding upon each of Seller and Buyer, on the earlier of (1) the date Seller and Buyer resolve in writing any differences they have with respect to the matters specified in such Burn Rate Notice of Disagreement and (2) the date all disputed matters specified in such Burn Rate Notice of Disagreement are finally resolved in writing by a nationally recognized independent accounting firm mutually agreed upon by Sellers and Buyer (the "Accounting Firm").

                (iii) During the 30-day period following delivery of a Burn
     Rate Notice of Disagreement, Seller and Buyer shall seek in good faith to resolve in writing any differences which they may have with respect to the matters set forth in such Burn Rate Notice of Disagreement. If any disagreement properly included in the Burn Rate Notice of Disagreement is not resolved in writing within such 30-day period, Seller and Buyer shall submit to the Accounting Firm for review and resolution any and all matters which remain in dispute and which were properly included in the Burn Rate Notice of Disagreement. The scope of the Accounting Firm's review shall be limited to only those matters that remain in dispute and that were properly included in the Burn Rate Notice of Disagreement. Seller and Buyer shall use all reasonable efforts to cause the Accounting Firm to render a decision resolving the matters submitted to the Accounting Firm within 30 days of the receipt of such submission. Seller and Buyer agree that judgment may be entered upon the determination of the Accounting Firm (which shall be deemed to be an arbitrator's award) in any court having jurisdiction over the party against which such determination is to be enforced. The Accounting Firm's determination shall be accompanied by a certificate of the Accounting Firm that it reached its decision in accordance with the provisions of this Section 2.4. The cost of any arbitration (including the fees and expenses of the Accounting Firm) pursuant to this Section 2.4 shall be borne by Seller and Buyer equally.

                (iv) Within five business days after the Burn Rate Adjustment has been finally determined in accordance with this Section 2.4, Seller shall pay to Buyer an amount equal to the Burn Rate Adjustment together with interest thereon at a rate per annum equal to the rate of interest from time to time publicly announced by Citibank,

     N.A., in its New York office as its prime or base rate, calculated on the basis of the actual number of days elapsed over 365 from the date of delivery of the Burn Rate Statement pursuant to Section 2.4(a)(i) to the date of payment. Payments in respect of this Section 2.4(a), if any, shall be made promptly out of the Escrow Account.

           (b) It is the intent of the parties that the work to be performed under the Assumed Contracts by Buyer after Closing will generate, in the aggregate, Direct Gross Profit that represents a Direct Gross Profit Percentage of at least 30% ("Guaranteed Direct Gross Profit"). "Direct Gross Profit" is defined as revenue from a specific job less costs that are directly attributable to work performed on the specific job (e.g., labor, materials, subcontract work and royalties) to generate that revenue, but without considering indirect costs (e.g., depreciation on equipment, wet-out, general consumable supplies, etc.) or general and administrative ("G&A") costs. "Direct Gross Profit Percentage" is the percentage that represents Direct Gross Profit for a specific job relative to the corresponding revenue for such specific job.

                (I) The actual Direct Gross Profit and the resulting Direct Gross Profit Percentage under the Assumed Contracts for work performed by Buyer after Closing will be calculated by Buyer or its accountants (in a writing delivered to Seller on a reasonably prompt basis) based on actual operating results after Closing as the Assumed Contracts are completed. Seller will not be responsible for deficiencies which are a result of performance failures by Buyer in the course of routine work. Seller will be responsible for deficiencies resulting from latent defects in the estimates, work completed by Seller before Closing, and other aspects of the jobs before Closing. Seller will have the right to contest Buyer's calculation of the Direct Gross Profit Percentage utilizing procedures as nearly equivalent as possible to the procedures for the calculation of the Burn Rate described in Section 2.4(a) (including the provisions regarding the timing of Seller's notice of disagreement with Buyer's's calculation, Buyer's response thereto and the reference of any dispute to the Accounting
     Firm); provided, however, that the parties shall not be entitled to refer any remaining disputes over the calculation of aggregate Direct Gross Profit or the resulting Direct Gross Profit Percentage to the Accounting Firm until all work required to be performed under all Assumed Contracts and all JV Contracts has been completed, but in no event later than 1 year following the Closing Date.

                (II) The scope of disputes concerning the calculation of Direct Gross Profit and the Direct Gross Profit Percentage that the Accounting Firm shall resolve is limited to disagreements based on the Direct Gross Profit or the Direct Gross Profit Percentage set forth in the writing or writings originally delivered to Seller not being calculated in accordance with this Section 2.4.

                (III) If Guaranteed Direct Gross Profit less Excess JV Profit (as defined below) exceeds the amount of actual aggregate Direct Gross Profit for all work on all Assumed Contracts, the resulting deficiency will be paid out of the Escrow Account as of the close of the normal period of the Escrow Agreement (one year from the Closing), following the parties' agreement on the accuracy thereof or the resolution of any disputes relating thereto. If any work under the Assumed Contracts is not completed by the close of the normal period of the Escrow Agreement, such uncompleted work shall not be included in the calculation of the aggregate Direct Gross Profit required to be obtained under this Section 2.4(b) from the date of Closing.

                (IV) The amount by which the aggregate Gross Profit Percentage achieved by Buyer with respect to its work on all JV Contracts (whether performed before or after Closing) exceeds 23% shall constitute "Excess JV Profit". "Gross Profit" is defined as revenue from a specific job less costs that are directly attributable to work performed on the specific job (e.g., labor, materials, subcontract work and royalties) to generate that revenue, together with indirect costs (e.g., depreciation on equipment, wet-out, general consumable supplies, etc.). "Gross Profit Percentage" is the percentage that represents Gross Profit for a specific job relative to the corresponding revenue for such specific job. The actual Gross Profit and the resulting Gross Profit Percentage under the JV Contracts for work performed by Buyer will be calculated by Buyer or its accountants (in a writing delivered to Seller on a reasonably prompt basis) based on actual operating results after Closing as the JV Contracts are completed. Seller will have the right to contest Buyer's calculation of the Gross Profit Percentage utilizing procedures as nearly equivalent as possible to the procedures for the calculation of the Burn Rate described in Section 2.4(a) (including the provisions regarding the timing of Seller's notice of disagreement with Buyer's calculation, Buyer's response thereto and the reference of any dispute to the Accounting Firm); provided, however, that the parties shall not be entitled to refer any remaining disputes over the calculation of aggregate Gross Profit or the resulting Gross Profit Percentage to the Accounting Firm until all work required to be performed under all Assumed Contracts and all JV Contracts has been completed, but in no event later than 1 year following the Closing Date.

           (c) To the extent any Acquired Equipment or Acquired Inventory is not or cannot be transferred to Buyer at Closing because such equipment or inventory is missing, has been destroyed or consumed in the Ordinary Course of Business or is mutually agreed in writing between Buyer and Seller to be retained by Seller, Buyer may select additional Equipment to be transferred to Buyer at Closing to replace the missing Acquired Assets on such terms as may be agreed by the parties. The determination whether any Acquired Inventory cannot be transferred at Closing shall be made as follows:

                (i) On the Closing Date, Seller and Buyer shall jointly conduct a physical count of the Acquired Inventory. Within 30 days after the Closing Date, Buyer shall transmit to Seller a statement setting forth Buyer's calculation of the value of the Acquired Inventory as of the Closing Date (the "Closing Inventory Value"). Seller will have the right to contest Buyer's calculation of the Closing Inventory Value utilizing procedures as nearly equivalent as possible to the procedures for the calculation of the Burn Rate described in Section 2.4(a) (including the provisions regarding the timing of Seller's notice of disagreement with Buyer's calculation, Buyer's response thereto and the reference of any dispute to the Accounting Firm). The amount, if any, by which the final Closing Inventory Value is less than $730,000 shall be payable to Buyer by Seller in such form and manner as may be agreed upon by the parties.

           (d) All calculations required by this Section 2.4 shall be made using the same accounting principles and policies (whether or not in accordance with generally accepted accounting principles ("GAAP")) as Seller currently uses to determine revenue, cost, profit or any other item required to be calculated hereunder, except for the calculation of Gross Profit, which shall be made using the same accounting principles and policies (whether or not in accordance with GAAP) as Buyer currently uses to determine revenue, cost, profit or any other item required to be calculated under clause (b) (IV) hereof.

     2.5. Allocation. The Purchase Price for the Acquired Assets shall be allocated in accordance with the agreement of the parties. Each Party agrees to complete Internal Revenue Form 8594, Asset Acquisition Statement under Section 1060 of the Code consistent with such agreed allocation.

     2.6. Assumed Liabilities. The Acquired Assets shall be sold and conveyed to Buyer free and clear of all Encumbrances. On and after the Closing Date, Buyer will assume and agree to pay, perform and otherwise discharge as the same shall become due in accordance with their respective terms, only the liabilities and obligations of Seller under the Assumed Contracts and the Acquired Intellectual Property that (i) accrue or arise as normal contract payments on or after the Closing Date or (ii) arise on or after the Closing Date in respect of the period after the Closing Date, excluding in all such cases liabilities, losses, claims, damages or expenses to the extent arising from any default under any Assumed Contracts or Acquired Intellectual Property by or of Seller prior to the Closing Date (the "Assumed Liabilities").

     2.7. Liabilities Not Assumed. Except as set forth in Section 2.6, Buyer assumes no other liabilities or obligations of Seller or its Subsidiaries (the liabilities of Seller or its Subsidiaries which are not assumed by Buyer pursuant to this Agreement are hereinafter referred to as the "Non-Assumed Liabilities"), all of which shall be retained by Seller and its Subsidiaries. Without in any way limiting the generality of the foregoing, Buyer does not assume the following:

           (a) Any liability or operating costs of Seller or its Subsidiaries arising from, or in connection with, the conduct of the Business or the ownership of the Acquired Assets prior to the Closing Date (whether or not such liability accrues before, on or after the Closing Date);

           (b) Any liabilities or obligations of Seller or its Subsidiaries to their employees (or any of Seller's or its Subsidiaries' former employees) or costs associated with such employees, including, without limitation, (i) all obligations to make payments to employees or former employees on or after Closing with respect to medical expenses incurred or accrued on or before Closing, or from accidents or events occurring on or prior to Closing, and (ii) liabilities and costs associated with Seller's retirement plans, Benefit Plans, severance plans, employee discrimination claims, worker's compensation claims, claims to holiday or sick leave, and any medical benefit or other similar claim;

           (c) Any obligations of Seller or its Subsidiaries for indebtedness for borrowed money, including without limitation, any indebtedness or obligations owed by Seller to CERBCO, Inc.;

           (d)  Any Taxes of Seller or its Subsidiaries;

           (e) Any liability or obligation arising under any Contracts of Seller or its Subsidiaries other than Assumed Liabilities;

           (f) Any liabilities based on or arising from (i) the presence, use, disposal or treatment of any Hazardous Materials on or about any of Seller's or its Subsidiaries' Facilities, (ii) any release or discharge of Hazardous Materials, (iii) the failure by Seller or any of its Subsidiaries to obtain any license or permit required in connection with any Hazardous Materials or in connection with or under any Environmental Laws, or (iv) otherwise arising out of any non-compliance with or violation of any Environmental Laws or health or safety Laws; or

           (g) Any warranty, product liability or similar claim for injury to person or property, regardless of when made or asserted, which arises out of or is based upon any action or inaction or express or implied representation, warranty, agreement or guarantee made by Seller or any of its Subsidiaries, or alleged to have been made by Seller or any of its Subsidiaries, or which is imposed or asserted to be imposed by operation of law, in connection with any service performed or product sold, manufactured or leased by or on behalf of Seller or any of its Subsidiaries.

     2.8. Closing. Subject to the terms and conditions hereof, the Closing of the Transaction shall take place on the second business day after the satisfaction of the conditions set forth in Section 6.2(k) hereof, or at such other time and on such other date as the Parties may agree upon in writing (the "Closing Date"). The Closing shall take place at the offices of Potter Anderson & Corroon LLP at Hercules Plaza, 1313 North Market Street, Wilmington, Delaware 19801, or at such other place as the Parties may agree upon in writing.

                                   SECTION 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     Subject to, and except as disclosed in, Schedule 3 to this Agreement (the "Seller Disclosure Schedule"), Seller and its Subsidiaries represent and warrant to Buyer, as of the date hereof and as of the Closing Date, the following:

     3.1. Seller and Subsidiaries Organization, Qualification and Good Standing. Seller and each Subsidiary is duly organized and validly existing under the Laws of its respective state of organization. Seller and each Subsidiary which is currently active is in good standing under the Laws of its respective state of organization. Seller and its Subsidiaries have all requisite power and authority to own, lease and operate their respective assets and to carry on their respective businesses as now owned, leased, operated and conducted and as intended to be conducted.

     3.2. Seller and Subsidiaries Authorization. The consummation of the Transaction is subject to the approval of this Agreement and the Transaction by the stockholders of Seller. Assuming such approval is received and the Closing occurs, (i) Seller and its Subsidiaries shall have all requisite power and authority (A) to execute and deliver, and perform all of their respective obligations under, this Agreement and the other Transaction Documents to which Seller or its Subsidiaries are a party to and (B) to consummate the Transaction, and (ii) this Agreement and the other Transaction Documents to which Seller or its Subsidiaries is a party to, when executed and delivered, shall constitute valid and legally binding obligations of Seller or its Subsidiaries, as the case may be, enforceable against such Party in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, reorganization, insolvency and similar Laws affecting creditors' rights generally, and general equitable principles. This Agreement has been, and at the Closing the other Transaction Documents to which Seller or its Subsidiaries are a party will be, duly executed and delivered by Seller and its Subsidiaries.

     3.3. No Seller Conflicts. The execution and delivery of, and performance of the obligations under, this Agreement and the other Transaction Documents to which Seller or its Subsidiaries are a party, and the consummation of the Transaction by Seller and its Subsidiaries, will not (i) conflict with, or result in any violation or breach of or default or loss of any benefit under (either alone or with the giving of notice or the passage of time or both) (A) any provision of the respective organizational or governing instruments of Seller or its Subsidiaries, (B) any material Contract to which Seller or any of its Subsidiaries is a party, or (C) any Requirement of Law of any Governmental Authority or arbitrator applicable to Seller or its Subsidiaries, or (ii) result in the creation or imposition of any Encumbrance on Seller, its Subsidiaries or the Acquired Assets.

     3.4 Seller Consents. No Requisite Approvals are required in connection with Seller's or its Subsidiaries' execution and delivery of, or performance of the obligations under, this Agreement or the other Transaction Documents to which Seller or its Subsidiaries are a party to or the consummation of the Transaction.

     3.5 Contracts. Seller has delivered or made available to Buyer true, accurate and complete copies of all Assumed Contracts and other material Contracts, including amendments. Seller is not, and to the best of Seller's knowledge no other party to any Assumed Contract is, in default under such contract, nor, to Seller's knowledge, has any event occurred which, but for the giving of notice or passage of time or otherwise, would constitute a breach or default under any such contract. The consummation of the Transaction will not result in the breach of any term or provision of, or constitute a default under, any Assumed Contract, or constitute an event which with notice, lapse of time or both could result in any such violation. Schedule 2.1(c) shall contain, in addition to a listing of Assumed Contracts, a detailed WIP Schedule (including Unbilled WIP) and a listing of retainage related to the Assumed Contracts as of the date of this Agreement. This Section 3.5 shall not apply to any Contracts relating to or constituting Intellectual Property, which is covered by Section 3.9.

     3.6. Warranties. There is no known and undisclosed claim against or liability pending or threatened against Seller or its Subsidiaries on account of product or contract warranties or with respect to the manufacture or sale of defective products or services, and there is no known and undisclosed basis for any such claim on account of defective products or services heretofore manufactured or sold or contract warranties.

     3.7. Acquired Equipment. Seller has provided or made available to Buyer a true, accurate and complete list of all Equipment of Seller and its Subsidiaries. The Acquired Equipment to the best of Seller's knowledge is functional for the use for which it was intended in the normal operation of the Business and is in good operating condition and repair (ordinary wear and tear excepted).

     3.8. Acquired Inventory. Seller has provided or made available to Buyer a true, accurate and complete list of Seller's and its Subsidiaries' tangible inventory. All Acquired Inventory is (i) suitable and useable for the production or completion of services required under the Assumed Contracts in the Ordinary Course of Business as first quality goods, (ii) valued at actual cost, and (iii) the sole, unencumbered property of Seller or its Subsidiaries. No such Acquired Inventory items have been or are held by Seller or its Subsidiaries on consignment from or for the benefit of any other Person.

     3.9. Intellectual Property. Seller has provided or made available to Buyer (i) a true, accurate and complete list of all material Intellectual Property (except know-how and goodwill) used by Seller or its Subsidiaries in the Business other than any Intellectual Property that is generally available to the public on market terms. Seller and its Subsidiaries have full right, title and interest in and to the Intellectual Property included as Acquired Intellectual Property and shown as owned by them on Schedule 2.1(e). Seller has provided or made available to Buyer true, accurate and complete copies of all material Intellectual Property Licenses used by Seller or its Subsidiaries in the Business, and such licenses which are included as Acquired Intellectual Property are in full force and effect. Seller is not, and, to the best of Seller's knowledge, no other party to any such licenses being acquired hereunder is, in default under any such license, nor, to Seller's knowledge, has any event occurred which, but for the giving of notice or passage of time or both, would constitute a breach or default under any Intellectual Property License being acquired hereunder. The consummation of the Transaction will not result in the breach of any term or provision of, or constitute a default under, any Intellectual Property License being acquired hereunder, or constitute an event which with notice, lapse of time or both would result in any such violation. To the best of Seller's knowledge, Seller and its Subsidiaries are not infringing upon or otherwise acting adversely to the intangible personal property owned by any other Person in connection with the Business as it relates to the Assumed Contracts and the Acquired Intellectual Property, and there is no notice, claim or action by any such Person pending with respect thereto.

     3.10. Ownership of Acquired Assets. Seller and its Subsidiaries have good title to all of the Acquired Assets, subject to no Encumbrances. Upon consummation of the Transaction, Buyer shall receive good title to the Acquired Assets other than the items described in Section 2.1(d) and the Acquired Permits, free and clear of all Encumbrances.

     3.11. Employees. Seller has provided or made available to Buyer a true, accurate and complete list of the following information for each employee of Seller and its Subsidiaries (including each employee on leave of absence or layoff status): job title, base rate of pay (together with any other compensatory arrangement), fringe benefits (including any company-owned or leased vehicles, club memberships and similar arrangements maintained or sponsored by Seller) and date of hire. Neither Seller nor any of its Subsidiaries has any employment or consulting agreements. No current employee of Seller or any of its Subsidiaries is a party to, or is otherwise bound by, any agreement or arrangement with Seller (or to Seller's knowledge with any other party) which would in any way adversely affect (i) the performance of his (or her) duties if he (or she) shall become an employee of Buyer or any of its Affiliates after the Closing, or (ii) Buyer's ability to own the Acquired Assets. Neither Seller nor any of its Subsidiaries has any outstanding commitment or arrangement or agreement to effect any general wage or salary increase for any of its employees.

     3.12. Labor Matters. To the best of their knowledge and in all material respects: Seller and its Subsidiaries have complied and are complying with all Requirements of Law with respect to employment and employment practices (including, without limitation, all applicable federal and state civil rights statutes and the hiring, recordkeeping and other requirements of the Immigration Reform and Control Act of 1986 and the rules and regulations thereunder and as amended). Seller and its Subsidiaries have not, and are not, engaged in any unfair labor practice or unlawful discriminatory act. There are no pending or, to the best of Seller's knowledge, threatened charges or complaints by or against Seller or any of its Subsidiaries before the National Labor Relations Board, the Equal Employment Opportunity Commission, any other federal Governmental Authority relating to labor or employee matters or any similar state or local Governmental Authority. No labor strike, slowdown, work stoppage or other labor trouble is pending or, to the best of Seller's knowledge, threatened by or against Seller or any of its Subsidiaries. During the last five
(5) years, Seller and its Subsidiaries have not experienced any strike, work stoppage, slowdown or other labor difficulty. Seller and its Subsidiaries do not have any union or collective bargaining agreement. No collective bargaining agent has been certified as a representative of any employee of Seller or its Subsidiaries, and no representation campaign or election is now in progress with respect to any employees of Seller or its Subsidiaries. Seller and its Subsidiaries have not been, and Seller and its Subsidiaries are not in (and is not being charged with being in) default under or in violation of any Requirement of Law applicable to Seller, its Subsidiaries or to any of their respective former or current employees or to applicants for employment, including the National Labor Relations Act (as amended), the Fair Labor Standards Act (as amended), the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, any Executive Order administered by the Office of Federal Contract Compliance Programs or any similar state or local fair employment practice laws.

     3.13. Worker's Compensation Claims. Seller has provided or made available to Buyer a true and complete listing, to the best of Seller's knowledge, of all pending worker's compensation claims in connection with Seller's and its Subsidiaries' employees and any former employee of Seller or its Subsidiaries whose services were used in connection with the Business.

     3.14. Litigation. There are no suits, actions, claims, demands, citations, summons, subpoenas, or legal, administrative, arbitration or other proceedings or governmental inquiries or investigations of any nature (civil, criminal, regulatory or otherwise), at law or in equity, pending in any federal, state or local court, or before any administrative agency, arbitrator, mediator or other Governmental Authority (A) against, or otherwise adversely affecting in a material way, the Acquired Assets or (B) which seeks to enjoin, prohibit, or invalidate any action taken or to be taken pursuant to or in connection with this Agreement. To the best of Seller's knowledge, there are no judgments, decrees, injunctions or orders of any Governmental Authority or arbitrator outstanding or unsatisfied against Seller, any of its Subsidiaries or the Acquired Assets. In addition, to the best of Seller's knowledge, neither Seller nor any of its Subsidiaries have received any notice, whether or not in writing, threatening any of the above matters. If any of the matters set forth on Section 3.14 of the Seller Disclosure Schedule is decided adversely to Seller or its Subsidiaries, such adverse decision will not result in a loss or forfeiture of, or creation of any Encumbrance upon, any of the Acquired Assets.

     3.15. Compliance with Laws. Seller and its Subsidiaries have complied in all material respects with all Requirements of Law in connection with the conduct of the Business and the ownership of the Acquired Assets. Neither Seller nor any of its Subsidiaries have received any written notice, asserting any non-compliance with any such Requirement of Law.

           (a) Permits. Seller has delivered or made available to Buyer a true, accurate and complete list of, or copies of, all material Permits required to be obtained or maintained in order presently to conduct the Business as conducted as of the date hereof and as of the Closing Date. To the best of their knowledge, Seller and its Subsidiaries have (or have made timely application for) all Permits necessary to enable them to utilize the Acquired Assets as currently employed in the Business, and their respective employees and agents also have all such Permits (including Environmental Permits) required of them in carrying out their duties. All Acquired Permits are in full force and effect, there has been no violation of or default or breach thereunder, and there is no pending or, to the best of Seller's knowledge, threatened proceeding under which any may be revoked, terminated or suspended. Seller shall cooperate with Buyer in having the Permits transferred to Buyer or in issuing new permits, licenses or certificates to Buyer to replace the Permits which are non-transferable.

           (b) Environmental Matters. With respect to the Acquired Assets and the Business (wherever conducted), except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) neither Seller nor any of its Subsidiaries has received any written communication during the two years prior to the date hereof from a Governmental Authority or any third party alleging that Seller or any of its Subsidiaries are in violation of any Environmental Laws, the substance of which communication has not been resolved, or that it is a potentially responsible party under the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar state laws, regardless of when such alleged violation originally occurred or when Seller or any of its Subsidiaries received their original notice relating to such alleged violation, (ii) each of Seller and its Subsidiaries are in compliance with all Environmental Laws, (iii) neither Seller nor any of its Subsidiaries have entered into any consent decree or order, which decree or order is still in effect, or are subject to any outstanding judgments with respect to any property currently or formerly owned or operated by Seller or its Subsidiaries, relating to compliance with any Environmental Law or to the investigation or cleanup of Hazardous Material under any Environmental Laws, and (iv) there is no pending or, to the knowledge of Seller, threatened proceeding against Seller or any of its Subsidiaries for a violation of any Environmental Laws.

     3.16. No Seller's Brokers. All negotiations related to this Agreement and the

Transaction have been carried out by Seller directly with Buyer, without the intervention of any broker, finder, investment banker or other Person on behalf of Seller or any of its Subsidiaries in such a manner as to give rise to any claim by any such Person against Buyer for any finder's fee, brokerage commission or similar payment.

     3.17. Business Relationships. No material customer or supplier of, or joint venturer with, Seller or any of its Subsidiaries has, within the previous twelve
(12) months, cancelled or threatened to cancel or otherwise modify its relationship with Seller or its Subsidiaries.

                                   SECTION 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

     Subject to, and except as disclosed in, Schedule 4 to this Agreement (the "Buyer Disclosure Schedule"), Buyer represents and warrants to Seller, as of the date hereof and as of the Closing Date, the following:

     4.1. Buyer Organization, Existence and Good Standing. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

     4.2. Buyer Authorization. Buyer has all requisite power and authority (A) to execute and deliver, and perform all of its obligations under, this Agreement and the other Transaction Documents and (B) to consummate the Transaction. This Agreement, and if the Closing occurs the other Transaction Documents to which Buyer is a party, when executed and delivered, shall constitute valid and legally binding obligations of Buyer enforceable against it in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally, and general equitable principles. This Agreement has been, and at Closing the other Transaction Documents to be executed by Buyer will be, duly executed and delivered by Buyer.

     4.3. No Buyer Conflicts. The execution and delivery of, and performance of its obligations under, this Agreement and the other Transaction Documents to which Buyer is or will be a party, and the consummation of the Transaction, will not (i) conflict with, or result in any violation or breach of or default or loss of any benefit under (either alone or with the giving of notice or the passage of time or both) (A) any provision of the organizational or governing instruments of Buyer, (B) any contract or agreement to which Buyer is a party or
(C) any Requirement of Law of any Governmental Authority or arbitrator applicable to Buyer or (ii) result in the creation or imposition of any Encumbrance on Buyer.

     4.4. Buyer Consents. No Requisite Approvals are required in connection with Buyer's execution and delivery of, and performance of the obligations under, this Agreement and the other Transaction Documents or the consummation of the Transaction.

     4.5. No Buyer Brokers. All negotiations related to this Agreement and the Transaction have been carried out by Buyer directly with Seller, without the intervention of any broker, finder, investment banker or other Person on behalf of Buyer in such a manner as to give rise to any claim by any such Person against Seller for any finder's fee, brokerage commission or similar payment.

                                   SECTION 5

               COVENANTS AND ADDITIONAL AGREEMENTS OF THE PARTIES
               --------------------------------------------------

     5.1. Operations Pending Closing. Except as otherwise agreed by the Parties, between the date of this Agreement and the Closing (or the sooner termination of this Agreement), Seller and its Subsidiaries shall conduct the Business in substantially the same manner as the Ordinary Course of Business during the period preceding the date of this Agreement; provided, however, all new customer contracts may be handled through joint venture, teaming or similar agreements to be negotiated on a case by case basis between Seller and Buyer (any such customer contracts being referred to herein as "JV Contracts"); provided, however, that, (x) in the event the Closing does not occur on or before July 31, 2003, Seller may reduce the scope of its normal operations; and
(y) in the event the Closing does not occur on or before the later of (I) August 31, 2003 or (II) 20 days after the Seller has finally resolved any comments made by the staff of the SEC with respect to the Seller Proxy Materials, but in no event later than September 20, 2003 (the date provided in this clause (y) being referred to as the "Outside Date"), Seller shall no longer be required to conduct the Business in the Ordinary Course of Business (without limitation, Seller shall have no further obligation to fund the Business), but, at Buyer's written request, Seller shall agree irrevocably to lease or cause to be leased to Buyer the Acquired Equipment, Acquired Inventory, employees of Seller and other assets necessary to conduct the Business on a subcontracting basis, including performing the Assumed Contracts (with the Buyer receiving the revenue therefrom), all on terms reasonably agreed upon by the parties. Without limiting the generality of the foregoing, Seller and its Subsidiaries shall not, without the prior consent of the Buyer, which shall not be unreasonably withheld:

                (i) take any action which would, or could reasonably be expected to, result in a Material Adverse Effect;

                (ii) mortgage, pledge, or subject to any Encumbrance the Acquired Assets or otherwise enter into any agreement or commitment that restricts the use of the Acquired Assets in any way;

                (iii) sell, transfer, convey, assign or otherwise dispose of any of the Acquired Assets, except for the consumption of Acquired Inventory in the Ordinary Course of Business;

                (iv) waive, release, settle, compromise or cancel any claims against third parties or debts owing to it or any rights with respect to Acquired Assets or Assumed Liabilities;

                (v) settle or compromise, or agree to settle or compromise, any suits, actions or claims by or against Seller or any of its Subsidiaries with respect to Acquired Assets or Assumed Liabilities;

                (vi) terminate, modify, amend or otherwise alter or change any of the terms or provisions of any Assumed Contract, or pay any amount in respect of any Assumed Contract not required by any Requirement of Law or by any

           Assumed Contract;

                (vii) subject to Sections 5.3, 9.1(f) and 9.2(b), enter into any arrangement or agreement that would not permit the consummation of the Transaction; or

                (viii) take any action or omit to take any action, which omission or action would result in a material breach of this Agreement, or intentionally take any action or omit to take any action which action or omission would result in a breach of this Agreement.

     5.2. Preservation of Organization. Prior to the Closing, Seller shall use its commercially reasonable efforts to preserve the Business and the Acquired Assets, to keep available the services of its employees, and to preserve its favorable business relationships with its suppliers, customers and others with whom business relationships exist. Notwithstanding any provision of this Agreement to the contrary, Seller shall not (i) take any action that would cause a material decrease in the value of the goodwill of the Business, including relationships with each of its customers or (ii) fail to take any reasonable action of which it becomes aware that would prevent or would be reasonably likely to prevent a material decrease in such value.

     5.3. Similar Transactions Prohibited. Between the date of this Agreement and the Closing (or the sooner termination of this Agreement), except as expressly contemplated by this Agreement, Seller and its Subsidiaries and their respective stockholders, directors, officers, partners, managers, members, employees, Affiliates, agents or representatives (including any investment banker, attorney or accountant retained by it) shall not, directly or indirectly, (i) make, encourage, facilitate, solicit, assist or initiate any inquiry or proposal, or provide any information to or participate in any negotiations with, any Person or group (other than Buyer) relating to any of the following transactions (collectively, an "Alternative Transaction"): (A) liquidation, dissolution, recapitalization, share exchange, business combination, merger or consolidation of Seller or its Subsidiaries, (B) purchase or sale of any of the Acquired Assets, other than the consumption of Acquired Inventory in the Ordinary Course of Business of the Business, (C) purchase or sale of 15% or more of shares of any class of equity securities of Seller or its Subsidiaries, (D) any tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% or more of any class of equity securities of Seller or its Subsidiaries, or (E) any similar actions or transactions involving Seller and its Subsidiaries (other than the Transaction) or (ii) agree to or consummate any Alternative Transaction. Notwithstanding the foregoing, Seller or its Board of Directors shall be permitted to (A) make any disclosure required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange; or (B) engage in any discussions or negotiations with, or provide any information (including, without limitation, non-public information with respect to the Seller, the Business and the Acquired Assets) to, any Person in response to an unsolicited bona fide written proposal or offer for an Alternative Transaction by any such Person, if and only to the extent that, in the case of the actions referred to in clause
(B), (i) the Board of Directors of Seller concludes in good faith, after consultation with its outside legal counsel, that the failure to provide such information or engage in such negotiations or discussions is or is reasonably likely to result in a breach of its fiduciary duties to the stockholders of the Seller in accordance with

Delaware law, (ii) prior to providing any information or data to any Person in connection with a proposal or offer for an Alternative Transaction by any such Person, the Board of Directors of Seller receives from such Person an executed confidentiality agreement containing terms and provisions at least as restrictive as those contained in the Confidentiality Agreement (which shall not preclude discussions or negotiations relating to the proposal or offer from such Person) and (iii) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, the Board of Directors of Seller notifies Buyer promptly of such inquiries, proposals or offers received by, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives, indicating the name of such Person and providing to Buyer a copy of such written proposal or offer for an Alternative Transaction. Seller agrees that it will keep Buyer informed, on a prompt basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations and that it will deliver to Buyer copies of (or, if oral, summaries of) any changes to any proposals or offers. Seller agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted prior to or on the date of this Agreement with respect to any Alternative Transaction or similar transaction or arrangement and will not waive any rights under any standstill or confidentiality agreements entered into with such parties. Seller agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of this Section
5.3 of the obligations undertaken in this Section 5.3.

     5.4. Change in Information. Seller and Buyer will advise the other in writing immediately, but in any event prior to the Closing, of:

           (a) the occurrence of any event which renders any of the representations or warranties set forth herein materially inaccurate or the awareness of either of them that any representation or warranty set forth herein was not materially accurate when made; and

           (b) the failure of any Party hereto to comply with or accomplish in any material respect any of the covenants or agreements set forth herein.

At or before the Closing, all schedules to this Agreement shall be updated as of the Closing Date. Any Party adversely affected by a change to a schedule may elect to close the Transaction without prejudice to such Party's rights to indemnification relating to any such change.

     5.5. Financial Reports. Seller shall provide Buyer copies of all operating and financial reports relating to the Acquired Assets prepared by or for Seller in the Ordinary Course of Business consistent with past practices reasonably promptly following the time such reports become available.

     5.6. Fulfillment of Closing Conditions. Each Party shall act or refrain from acting, as the case may be, so that each of its representations and warranties set forth in this Agreement shall be true on and as of the Closing, and each Party shall use its commercially reasonable efforts to ensure that the Transaction will be consummated. If any event should occur, whether or not within the control of any Party hereto, which would prevent fulfillment of the conditions upon the obligations of any Party hereto to consummate the Transaction, the Parties hereto will use their commercially reasonable efforts to cure the event as expeditiously as possible. Each Party shall cooperate fully with each other in taking any actions, including actions to obtain any Requisite Approvals. If the Requisite Approval of any Governmental Authority contains any condition, the Party upon which such condition is imposed shall use its commercially reasonable efforts to comply therewith before the Closing; provided, however, that for purposes of this Section 5.6, the efforts of a Party shall not be deemed commercially reasonable where such efforts would be unduly burdensome to the complying Party or would have a Material Adverse Effect upon the complying Party.

     5.7. Due Diligence; Employees. Between the date hereof and the Closing (i) authorized representatives of Buyer shall have reasonable access to all properties, books, records, contracts and documents of Seller relating to the Transaction, (ii) Seller shall furnish to Buyer all information with respect to its affairs, the Business and the Acquired Assets that Buyer may reasonably request and (iii) Buyer shall have the right to discuss the affairs of Seller, the Business and the Acquired Assets with Seller's employees, counsel and independent accountants; provided, however, (A) subject to Section 7.1, that no investigation or examination by Buyer in connection with the foregoing shall in any way diminish or obviate any representation or warranty of Seller made in this Agreement, and (B) Seller and its Subsidiaries shall not be required to provide access to any minutes or similar communications to the Board of Directors or similar governing body of Seller or any of its subsidiaries or to any documents subject to any applicable privilege. Seller shall provide Buyer and its representatives with reasonable access to its employees to facilitate the smooth transition of such employees who become Transferred Employees from Seller to Buyer. Seller shall use its commercially reasonable efforts to encourage its employees who are offered employment by Buyer to agree to be employed by Buyer.

     5.8. Maintenance of Assets. From and after the date hereof until the Closing Date, Seller shall make all repairs and replacements to the Acquired Equipment, subject to the provisions of Section 5.1, necessary to preserve such Acquired Equipment in normal operating condition, ordinary wear and tear excepted, in accordance with the customary practice of Seller.

     5.9. Confidentiality. The Confidentiality Agreement shall survive the execution of this Agreement and remain fully enforceable through the Closing. As of the Closing, the Confidentiality Agreement shall be automatically terminated without further action by any Party.

     5.10. Public Announcements. Prior to Closing, none of the Parties will, nor will any Party permit its respective Affiliates or subsidiaries to, issue or cause the publication of any press release or any other announcement with respect to the Transaction contemplated by this Agreement without the prior written consent of the other Parties, except where such release or announcement is required by applicable law or pursuant to any applicable listing agreement with, or rules or regulations of, Nasdaq or other securities exchange, in which case such Party, prior to making such announcement, shall consult with the other Parties regarding the same.

     5.11. Other Matters. Each Party shall cooperate at its own expense with any other Party, both before and after the Closing, to the extent such Party may reasonably request, in the defense of any proceeding seeking to restrain, prohibit or invalidate the Transaction.

     5.12. Insurance. From and after the date hereof until the Closing Date, Seller shall maintain insurance with reputable insurance companies, to the extent and in the manner maintained as of the date hereof, on the Acquired Assets and the operation of the Business.

     5.13. Preparation of Seller Proxy Materials; Stockholder Approval.

           (a) As promptly as practicable after the date hereof, but in no event more than 10 days after the date hereof, Seller shall take, or cause to be taken, all actions, and do or cause to be done, all things reasonably necessary, proper or advisable to (i) prepare and file with the SEC and Nasdaq any documents or materials necessary to meet its disclosure obligations under the Exchange Act and the rules and regulations promulgated thereunder, including but not limited to, a proxy statement and related materials for the Seller Stockholders Meeting, or, if the Stockholders' Written Consent has been obtained, the information statement related thereto, as the case may be (the "Seller Proxy Materials"), and
     (ii) have the Seller Proxy Materials cleared by the SEC. Seller will use its reasonable best efforts to cause the Seller Proxy Materials to be mailed to its stockholders as promptly as practicable after the SEC has cleared the Seller Proxy Materials. Each Party agrees to correct any information provided by it for use in the Seller Proxy Materials that shall have become false or misleading at the time of mailing of such proxy materials.

           (b) Unless the holders of the requisite number of shares of Seller's Common Stock and Class B Common Stock approve and adopt by written consent this Agreement, the Transaction, and the Certificate of Incorporation Amendment (defined hereafter) ("Stockholders' Written Consent"), (i) as soon as practicable following the earlier of the date upon which the SEC clears the Seller Proxy Materials or the date the SEC notifies Seller that it will not review the Seller Proxy Materials, Seller, acting through its Board of Directors, shall, subject to and in accordance with its restated certificate of incorporation and by-laws, promptly and duly call, give notice of, convene and hold a meeting of the holders of shares of Seller's Common Stock and Class B Common Stock (the "Seller Stockholders Meeting") for the purpose of voting to approve and adopt (A) this Agreement and the Transaction, and (B) an amendment of its restated certificate of incorporation so as to change its legal name as set forth in Section 5.16(c) hereof (the "Certificate of Incorporation Amendment"), (ii) Seller agrees to use its reasonable best efforts to distribute the Seller Proxy Materials to its stockholders in a timely manner such that the Seller Stockholders Meeting shall occur on or before sixty (60) days after the date of this Agreement, (iii) Seller shall (A) include in the Seller Proxy Materials a recommendation by its Board of Directors to approve and adopt this Agreement and the Transaction and the Certificate of Incorporation Amendment by the stockholders of Seller, and (B) use its reasonable efforts to solicit and obtain such approval; provided however that Seller shall have no obligation pursuant to this Section 5.13 if this Agreement is terminated in accordance with Section 9.1 hereof or pursuant to this
     Section 5.13(b) in the event that the Board of Directors of Seller determines to withhold, withdraw, amend or modify its recommendation with respect to this Agreement as provided hereafter, and (iv) the Board of Directors of Seller shall not withhold, withdraw, amend or modify in a manner adverse to Buyer its recommendation referred to in clause (A) of subsection (iii) above (or announce publicly its intention to do so), except that such Board of Directors shall be permitted to withhold, withdraw, amend or modify its recommendation (or publicly announce its intention to do so) if the Board of Directors of Seller determines in good faith, after consultation with its outside legal counsel, that its failure to withhold, withdraw, amend or modify its recommendation is, or is reasonable likely to result in, a breach of its fiduciary duties to the stockholders of Seller in accordance with Delaware law. In the event that the Stockholders' Written Consent is obtained, Seller shall promptly, and in any event within thirty days after delivery of such Stockholders' Written Consent, give, or cause to be given, to the holders of Common Stock and Class B Common Stock the notice required under Section 228(e) of the Delaware Act.

           (c) None of the information supplied or to be supplied by Seller for inclusion or incorporation by reference in the Seller Proxy Materials (or any of the amendments or supplements thereto) will, on the date each is first mailed to the stockholders of Seller or at the time of the Seller Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading. The Seller Proxy Materials will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

           (d) None of the information supplied or to be supplied by Buyer for inclusion or incorporation by reference in the Seller Proxy Materials (or any of the amendments or supplements thereto) will, on the date each is first mailed to Seller's stockholders, or at the time of the Seller Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing provisions of this Section, no representation or warranty is made by Buyer with respect to statements made or incorporated by reference in the Seller Proxy Materials based on information supplied by any Person other than Buyer.

     5.14. Stock Transfer Records. Seller will cause its transfer agent to make stock transfer records relating to Seller available to the extent reasonably necessary to effectuate the intent of this Agreement.

     5.15. Mutual Release. Seller and Buyer have had a business relationship for many years, which has included, among other things, Seller being a licensee of Buyer. It is the intent of the Parties that, as a result of the Transaction and the purchase of the Acquired Assets, Buyer will acquire from Seller (and, to the extent applicable, its Subsidiaries) all of the rights of Seller (and, to the extent applicable, its Subsidiaries) relating to its business relationship with Buyer, including any rights to, relating to or arising out of the Acquired Assets and the business relationship conducted with respect to the Acquired Assets, other than Seller's rights under this Agreement. To more fully ensure the transfer of such rights to Buyer and the final separation of the business relationship between Seller (and, to the extent applicable, its Subsidiaries) and Buyer, the Seller (and, to the extent applicable, its Subsidiaries) and Buyer desire to mutually release each other as provided in this Section.

     Accordingly, effective as of the Closing Date, Seller for itself, its Subsidiaries and any Person claiming through them, hereby releases Buyer and its directors, officers, employees, agents and subsidiary and affiliated entities (collectively, the "Buyer Released Parties") from any and all claims, demands, debts, losses, actions, causes of action, suits, proceedings, accounts, contracts, and demands of every kind and nature, whether known or unknown, in contract, in tort, by statute, at law, in equity, or any other basis, which Seller, its Subsidiaries or any Person claiming through them had or has or may have as of the Closing Date against any of the Buyer Released Parties arising from or relating to any business relationship between Seller (and, to the extent applicable, its Subsidiaries) and Buyer relating to or arising out of the Acquired Assets, other than any rights under this Agreement except for the breach of any representation or warranty relating to the business relationship between Seller and Buyer not created by this Agreement, which are released.

     Further, effective as of the Closing Date, Buyer for itself, its subsidiaries and any Person claiming through them, hereby releases Seller and its directors, officers, employees, agents and subsidiary and affiliated entities (collectively, the "Seller Released Parties") from any and all claims, demands, debts, losses, actions, causes of action, suits, proceedings, accounts, contracts, and demands of every kind and nature, whether known or unknown, in contract, in tort, by statute, at law, in equity, or any other basis, which Buyer, its subsidiaries or any Person claiming through them had or has or may have as of the Closing Date against any of the Seller Released Parties arising from or relating to any business relationship between Seller (and, to the extent applicable, its Subsidiaries) and Buyer relating to or arising out of the Acquired Assets, other than any rights under this Agreement except for the breach of any representation or warranty relating to the business relationship between Seller and Buyer not created by this Agreement, which are released.

     5.16. Post-Closing Actions by Seller. After Closing, Seller agrees:

           (a) to (A) consider in good faith the dissolution of Seller and, unless it is determined by the Board of Directors of Seller in accordance with its fiduciary duties that the dissolution of Seller is not in the best interest of the Corporation and its stockholders, to submit the proposed dissolution to a vote of Seller's Common Stock and Class B Common Stock no later than Seller's next annual meeting currently scheduled for December 2003 and (B) file, or cause to be filed, a Certificate of Dissolution with the Secretary of State of the State of Delaware in accordance with Section 275 of the Delaware Act if a majority of the outstanding voting power of the shares of Common Stock and Class B Common Stock of Seller entitled to vote thereon approve the dissolution at such meeting;

           (b) (A) cause each of its Subsidiaries (other than Try-Tek Machine Works, Inc.) to consider in good faith dissolution of its operations in accordance with the applicable laws of its state of incorporation or organization, as the case may be, and, if it is determined by the respective Board of Directors of each Subsidiary (other than Try-Tek Machine Works, Inc.) in accordance with their fiduciary duties that each Subsidiary (other than Try-Tek Machine Works, Inc.) should be dissolved, to approve each proposed dissolution by written consent and (B) file, or cause to be filed, a certificate of dissolution or such other documents as required under applicable law;

           (c) effective as soon as administratively possible, to file, or cause to be filed, all necessary documentation required under the laws applicable to the entity in question, to effect the Certificate of Incorporation Amendment, and to amend the certificate of incorporation or other organizational instrument of each Subsidiary whose legal name contains the word "Insituform", "MidSouth" or "insitu" to change their respective legal names, to new legal names which shall not include the name "Insituform", "MidSouth" or "insitu" or any derivation thereof.

                                   SECTION 6

                  CLOSING CONDITIONS, DOCUMENTS AND PROCEDURES
                  --------------------------------------------

     6.1. Conditions to Obligation of Seller and its Subsidiaries. The obligation of Seller and its Subsidiaries to consummate the Transaction is subject to the fulfillment, prior to or at Closing, of each of the following conditions, any of which Seller and its Subsidiaries may waive in writing:

           (a) Buyer Representations and Warranties True. All representations and warranties of Buyer made in this Agreement, or in any exhibit, schedule, or certificate delivered pursuant hereto that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects, and all such representations and warranties not so qualified shall be true and correct in all material respects, in each case on and as of the Closing Date with the same force and effect as if made on and as of that date, except for changes contemplated by this Agreement.

           (b) Buyer Covenants Performed. All of the terms, covenants and conditions to be complied with and performed by Buyer on or prior to the Closing Date shall have been complied with or performed in all material respects.

           (c) No Adverse Proceedings. No suit, action or governmental proceeding shall have been instituted (or in the case of governmental proceedings, threatened in writing) against, and no order, decree, or judgment of any court, agency, or other Governmental Authority shall have been rendered against, any Party hereto or seeking to enjoin, restrain, invalidate, prohibit, avoid, set aside or render illegal in whole or in part the consummation of the Transaction.

           (d) Compliance Certificate. Buyer shall have delivered a certificate, dated as of the Closing Date and signed by an appropriate representative of Buyer, certifying that the conditions specified in Sections 6.1(a) and (b) have been fulfilled.

           (e) Payment of Purchase Price and Delivery of Assignment and Assumption Agreement. Buyer shall have paid the Purchase Price to Seller at Closing as set forth in Section 2.2 hereof, including the delivery of the Escrow Amount to the Escrow Agent as set forth in Section 2.3, and delivered, or caused to be delivered, the Assignment and Assumption Agreement signed by Buyer.

           (f) Seller's Stockholder Approval. The adoption and approval of this Agreement and the consummation of the Transaction and the Certificate of Incorporation

     Amendment shall have been duly approved under the Delaware Act at the Seller Stockholders Meeting or by the Stockholders' Written Consent.

           (g) Delivery of Escrow Agreement. Buyer shall have executed and delivered to Seller the Escrow Agreement.

           (h) Other Acts. Seller shall have received from Buyer such other Closing documents as they may reasonably request in connection with the Transaction, and all documents and instruments incident to the Transaction shall be in form and substance satisfactory to Seller and its counsel.

     6.2. Conditions to Obligations of Buyer. The obligation of Buyer to consummate the Transaction is subject to the fulfillment, prior to or at Closing, of each of the following conditions, any of which Buyer may waive in writing:

           (a) Seller's and Subsidiaries' Representations and Warranties True. All representations and warranties of Seller and its Subsidiaries made in this Agreement, or in any exhibit, schedule, or certificate delivered pursuant hereto that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects, and all such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case on and as of the Closing Date with the same force and effect as if made on and as of that date, except for changes contemplated by this Agreement.

           (b) Seller's and Subsidiaries' Covenants Performed. All of the terms, covenants and conditions to be complied with and performed by Seller and its Subsidiaries on or prior to the Closing Date shall have been complied with or performed in all material respects.

           (c) Requisite Approvals and Consents. All Requisite Approvals to authorize, approve or permit the execution, delivery and performance of this Agreement, and the full, complete and effective consummation of the Transaction, shall have been received, including all agreements, consents and approvals of any third parties required to effect the consummation of the Transaction, or otherwise pertaining to the matters covered by it, on terms satisfactory to Buyer, including without limitation the consent of Seller's or its Subsidiaries' customers to the assignment and assumption of the Assumed Contracts as contemplated herein.

           (d) No Material Adverse Effect. There shall have occurred no Material Adverse Effect.

           (e) No Adverse Proceedings. No suit, action or governmental proceeding shall have been instituted (or in the case of governmental proceedings, threatened in writing) against, and no order, decree, or judgment of any court, agency, or other Governmental Authority shall have been rendered against, any Party hereto or seeking to enjoin, restrain, invalidate, prohibit, avoid, set aside or render illegal in whole or in part the consummation of the Transaction.

           (f) Compliance Certificate. Seller shall have delivered to Buyer a certificate, dated as of the Closing Date and signed by an appropriate representative of Seller, certifying that the conditions specified in Sections 6.2(a), (b), (c), (d), (h) and (k) have been fulfilled.

           (g) Due Diligence. Buyer shall have completed its due diligence investigation and review of Seller and its Subsidiaries, and the results of such investigation and review (including with respect to the Acquired Assets, Assumed Liabilities, Assumed Contracts, Business and business prospects) shall be satisfactory to Buyer in its sole, unconditional, full and unfettered discretion; provided, however, that Buyer must exercise its right to terminate this Agreement resulting from the failure of the condition contained in this section prior to the earlier of (i) the date that the Seller Proxy Materials are mailed to the stockholders; or (ii) the date such stockholder approval is obtained.

           (h) Seller's Stockholder Approval. The adoption and approval of this Agreement and the consummation of the Transaction and the Certificate of Incorporation Amendment shall have been duly approved at the Seller Stockholders Meeting or by the Stockholders' Written Consent.

           (i) Delivery of Other Documents. Seller shall have delivered to Buyer the following documents or agreements:

                (1) a Bill of Sale in a form to be agreed upon by the parties in good faith duly executed by Seller and its Subsidiaries regarding the conveyance, transfer and assignment to Buyer of all Acquired Assets other than the Acquired Intellectual Property, together with possession of the Acquired Assets that are capable of being transferred by delivery; and

                (2) an Assignment and Assumption Agreement in a form to be agreed upon by the parties in good faith duly executed by Seller and its Subsidiaries regarding the assignment of the Assumed Contracts and the Acquired Intellectual Property and the assumption of the Assumed Liabilities; and

                (3)  the Escrow Agreement executed by Seller.

           (j) Legal Opinion of Counsel of Seller. Buyer shall have received the favorable legal opinion of counsel to Seller and its Subsidiaries in a form to be reasonably agreed upon by the parties.

           (k) Delivery of Shareholder Information Statement. If the Stockholders' Written Consent has been obtained, then more than twenty (20) calendar days shall have elapsed since the date that Seller sent or gave the Seller Proxy Materials to its stockholders such that Rule 14c-2 promulgated under the Exchange Act is satisfied in all respects.

           (l) Other Acts. Buyer shall have received from Seller and its Subsidiaries such other Closing documents as Buyer may reasonably request in connection with the

     Transaction, and all documents and instruments incident to the Transaction shall be in form and substance satisfactory to Buyer and its counsel, and Buyer shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

                                   SECTION 7

                          SURVIVAL AND INDEMNIFICATION
                          ----------------------------

     7.1. Survival of Representations, Warranties and Covenants. The representations, warranties, covenants, agreements and indemnification obligations of the Parties contained in this Agreement shall survive the Closing for a period ending on the third anniversary of the Closing Date; provided that,
(x) the representations and warranties in Sections 3.1, 3.2, 3.3 and 3.4 shall survive indefinitely, unless Seller shall dissolve, in which case such representations and warranties shall survive for a period ending three years following the date the dissolution becomes effective under the Delaware Act, and
(y) any covenants expressly providing for a longer period of operation shall survive until the end of such express period of operation. Each of the Parties represents that it has notified the other Parties of any facts or circumstances that has come to its attention which could result in a breach of any representation or warranty by a Party signing this Agreement. The Parties shall be entitled to rely on the representations and warranties contained herein, notwithstanding any due diligence investigation conducted by the Parties after the date hereof. If, as the result of any due diligence investigation or otherwise, a Party learns of a breach of any representation or warranty, such Party shall promptly inform the other Parties hereto in writing of such breach. The waiver of any closing condition related to such breach by the Party intended to benefit therefrom shall not waive or impair such Party's right to seek indemnification after Closing for such breach.

     7.2. Seller's Indemnity. Subject to the provisions of this Section 7, following the Closing, Seller and its Subsidiaries shall indemnify, defend and hold harmless Buyer and its directors, officers, employees, representatives and agents from and against any and all Damages suffered, sustained, incurred or required to be paid directly or indirectly by them in connection with, as a result of or arising out of:

           (a) any matter or event of any nature whatsoever arising from a Non-Assumed Liability, whether occurring prior to or after Closing, or

           (b) any matter or event of any nature whatsoever relating to Seller, its Subsidiaries, the Business or the Acquired Assets which occurred on or prior to the Closing and is not an Assumed Liability; or

           (c) any matter or event of any nature whatsoever relating to Seller, its Subsidiaries or their post-Closing business, operations or winding up which occurs after the Closing; or

           (d) any breach or nonfulfillment of any covenant (pre-Closing or post-Closing) or agreement on the part of Seller or its Subsidiaries contained in this Agreement or any other Transaction Document; or

           (e) any inaccuracy or breach of any representation or warranty on the part of Seller or its Subsidiaries contained in this Agreement or any other Transaction Document without regard for (i) any materiality or other qualification contained therein, or (ii) any matter specifically identified on the Seller Disclosure Schedule as not qualifying Seller's representations and warranties for purposes of this Section 7.2(e), unless otherwise indicated therein.

     7.3.  Buyer's Indemnity. Subject to the provisions of this Section 7,
Buyer shall indemnify, defend and hold harmless Seller and their respective directors, officers, employees, representatives and agents from and against any and all Damages suffered, sustained, incurred or required to be paid directly or indirectly by them in connection with, as a result of or arising out of:

           (a) any matter or event of any nature whatsoever relating to Buyer or the ownership of the Acquired Assets which occurs after the Closing; or

           (b) any breach or nonfulfillment of any covenant (pre-Closing or post-Closing) or agreement on the part of Buyer contained in this Agreement or any other Transaction Document, including Assumed Liabilities; or

           (c) any inaccuracy or breach of any representation or warranty on the part of Buyer under this Agreement or any Transaction Document.

     7.4. Claims Procedure. All claims for indemnification by an Indemnified Party against an Indemnifying Party pursuant to this Section 7 shall be asserted and resolved as set forth in this Section 7.4. As soon as reasonably practicable after becoming aware of a claim for indemnification under this Agreement (including the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto for which indemnity may be sought under this Agreement), an Indemnified Party shall promptly, but in no event more than 30 days after such Indemnified Party becomes aware of such claim, notify the Indemnifying Party of such claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim) (the "Claim Notice"); provided, however, that the right of an Indemnified Party to be indemnified hereunder shall not be adversely affected by such Party's failure to give such Claim Notice unless, and then only to the extent that, an Indemnifying Party is prejudiced thereby. The Indemnifying Party shall have 30 days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes its liability to the Indemnified Party hereunder with respect to such claim and (ii) if such claim involves a third-party claim, whether or not the Indemnifying Party desires to defend the Indemnified Party against such claim. If the Indemnifying Party does not dispute its liability for such claim in writing within the Notice Period, then the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of such claim on an as-incurred basis, following the receipt by the Indemnifying Party of documentation providing in reasonable detail a description of the costs and other Damages for which the Indemnified Party is seeking indemnification (including, where practicable, receipts or other proofs of payment of such amounts); provided, however, if the Indemnifying Party agrees that it has an indemnification obligation, but disputes the amount of its obligation, then the Indemnified Party shall be entitled so to recover from the Indemnifying Party the amount not in dispute, without prejudice to the Indemnified Party's claim for the amount in dispute.

           (a) Defense of Third-Party Claim. If the Indemnifying Party notifies the Indemnified Party in writing within the Notice Period that it desires to defend the Indemnified Party against any third-party claim, then the Indemnifying Party may assume such defense upon delivery to the Indemnified Party of a written agreement acknowledging that (i) the Indemnified Party is entitled to indemnification for all Damages arising out of such claim and (ii) the Indemnifying Party shall satisfy its obligations to make such indemnity on an as-incurred basis as provided in this Section 7.4; provided however, (i) the Indemnifying Party's counsel must be reasonably satisfactory to the Indemnified Party and (ii) the Indemnifying Party shall thereafter keep the Indemnified Party informed on a reasonable basis of the status of such claim. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right (but not the duty) to participate in the defense thereof and to employ such counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. If, however, the Indemnified Party reasonably determines in its judgment that representation by the Indemnifying Party's counsel of both the Indemnifying Party and the Indemnified Party would present such counsel with a conflict of interest, then such Indemnified Party may employ separate counsel reasonably satisfactory to the Indemnifying Party and its counsel to represent or defend it in any such claim and the Indemnifying Party shall pay the reasonable counsel fees and disbursements of such separate counsel. Notwithstanding anything contained herein to the contrary, to the extent either the Indemnifying Party or the Indemnified Party has insurance coverage that covers defense costs, such insurance shall pay the defense costs of such third-party's claim.

           The Indemnifying Party and the Indemnified Party shall give each other and their respective counsel access, during normal business hours, to relevant business records and other documents, and shall permit them to consult with their respective agents and employees regarding the defense of any third-party claim (including using reasonable efforts to make such persons available for depositions or other discovery practice).

           (b) Settlement or Compromise. Any settlement or compromise made or caused to be made in accordance with the provisions of this Section 7.4 by the Indemnified Party or the Indemnifying Party, as the case may be, of any third-party claim shall also be binding upon the Indemnifying Party or the Indemnified Party, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, however, (i) no obligation, restriction or Damages that will not be paid in full by the Indemnifying Party shall be imposed on the Indemnified Party as a result of any such settlement or compromise without its prior written consent, which shall not be unreasonably withheld or delayed, and (ii) no statement or admission of liability that could reasonably be expected to be detrimental to Buyer, the Acquired Assets or the Business may be made as part of any such settlement or compromise without the prior written consent of Buyer, which shall not be unreasonably withheld or delayed. The

     Indemnifying Party will give the Indemnified Party at least 30 days' prior written notice of any proposed settlement or compromise of any third-party claim it is defending, during which time the Indemnified Party may reject such proposed settlement or compromise; provided, however, from and after such rejection, the Indemnified Party shall be obligated to assume the defense of and full and complete liability and responsibility for such claim and any and all Damages in connection therewith in excess of the amount of Damages which the Indemnifying Party would have been obligated to pay under the proposed settlement or compromise upon payment to the Indemnified Party of the amount of the proposed settlement.

           (c)  The aggregate liability of Seller or Buyer under Section 7.2 or
     Section 7.3, as the case may be, shall in no event exceed the cash portion of the Purchase Price. In addition:

                (i) Seller shall not have any liability to Buyer under Section 7.2, and Buyer shall not have any liability to Seller under
           Section 7.3, unless the aggregate of all Damages for which Seller or Buyer, as the case may be, would be liable but for this
           Section 7.4 (c) (i) exceeds on a cumulative basis an amount equal to $10,000, and then only to the extent of such excess; and

                (ii)  Seller shall not have any liability to Buyer under Section
           7.2 (e) for any inaccuracy or breach of any representation or warranty on the part of Seller or its Subsidiaries contained in this Agreement or any other Transaction Document that is qualified by Seller's knowledge, unless the aggregate of all Damages for which Seller would be liable but for this Section 7.4 (c) (ii) exceeds on a cumulative basis an amount equal to $50,000, and then only to the extent of the amount of such Damages that exceeds $15,000 in the aggregate (calculated separately from the $10,000 limitation in clause (i) above).

     7.5. Insurance Proceeds. In calculating the amount of any Damages to be paid hereunder, the amount of such Damages shall be reduced by all insurance reimbursements credited to or received by the Indemnified Party, relating to such Damages. The Indemnified Party shall be obligated to assert against the appropriate insurance company any covered third-party claim. In connection therewith, upon request, each Party shall obtain a waiver of subrogation with respect to such reimbursements from its insurer(s).

     7.6. Sales Tax. Seller and Buyer agree to share equally the expense of any sales Tax (or tax substantially similar to a sales Tax) that may be imposed on either Party as a result of the Transaction.

                                   SECTION 8

                             POST-CLOSING COVENANTS
                             ----------------------

     8.1.  Employees.

           (a) Effective as of the Closing, Buyer shall offer employment to those employees of Seller or its Subsidiaries that it desires to employ post-Closing in its sole and unfettered discretion, provided that Buyer shall not solicit or offer employment to the persons listed on Schedule
     8.1. Seller shall use its reasonable efforts to encourage such employees to become employees of Buyer and will not act in any derogatory manner towards or with respect to Buyer or take any action to prevent any such employee from being employed by Buyer from and after the Closing Date. Employees who accept employment with Buyer shall be referred to herein as the "Transferred Employees." Effective as of the Closing, Seller or its Subsidiaries shall no longer employ the Transferred Employees. Nothing contained in this Agreement shall be deemed to obligate Buyer to employ any person for any particular period or on any particular terms or conditions of employment. Nothing in this Section 8.1 shall be construed to confer any rights or remedies on any employee of Seller or any of its Subsidiaries.

           (b) Seller and its Subsidiaries shall be solely responsible for any and all claims and obligations, if any, for wages, commissions, salary, insurance, wage continuation, severance pay, termination pay and other benefits (including accrued and unearned vacation, holiday, sick pay and other benefits, if any) arising or accruing or claimed to arise or accrue with respect to any employees of Seller or its Subsidiaries.

           (c) To the extent required by law, Seller and its Subsidiaries shall remain liable and responsible for all obligations to all past or present employees of Seller and its Subsidiaries (or any predecessors thereto), including those who are Transferred Employees, who may be currently receiving or entitled to receive, or who from and after the date hereof shall be entitled to receive, and shall continue to provide to such employees, health care related benefits under COBRA, or any of the rules or regulations thereunder, in connection with or by reason of any termination of employment with Seller or any of its Subsidiaries (or any predecessor thereto).

     8.2.  Actions after the Closing.

           (a) Further Assurances. From time to time after the Closing, Seller and its Subsidiaries (for no additional consideration) shall take such acts and execute and deliver to Buyer such documents and instruments of sale, transfer, conveyance, assignment, delivery and such consents, assurances, powers of attorney and other similar instruments as may be reasonably requested by Buyer or its counsel in order to vest in Buyer all right, title and interest in and to the Acquired Assets and to carry out the purposes and intent of this Agreement and the other Transaction Documents. Seller agrees to provide Buyer reasonable access to its computer systems and network to access, and to otherwise effect an orderly transition to Buyer of, the data and information (in the current storage media) that comprises part of the Acquired Assets.

           (b) Failure to Obtain Certain Consents. Nothing contained in this Agreement shall be construed as an attempt to agree or an agreement to assign any Acquired Asset, including any Contract, agreement or license, which is at law non-assignable or which is non-assignable without the Requisite Approval of another Person, unless such Requisite Approval shall be given. Seller shall use all commercially reasonable efforts to obtain all

     Requisite Approvals of such Persons to the assignment of any such Acquired Assets. If the Requisite Approvals of any Person to the assignment of any Acquired Asset cannot be obtained, or if any attempted assignment of any Acquired Asset would be ineffective or would adversely affect, as applicable, Seller's (or its Subsidiaries', as applicable) rights thereunder so that Buyer would not in fact receive all such rights, Seller shall cooperate in any arrangement Buyer may reasonably request to provide for Buyer the benefit of any such Acquired Asset, including enforcement for the benefit of Buyer of any and all of Seller's (or its Subsidiaries', as applicable) rights against any other party thereto arising out of the breach or cancellation thereof by such party or otherwise.

           (c) Confidentiality and Nonsolicitation after Closing. After the Closing, all information relating to the Business, Acquired Assets or the Assumed Liabilities shall be the confidential information of Buyer. Seller and its Subsidiaries will hold such confidential information in the strictest confidence, and will not disclose such confidential information without the prior written consent of Buyer, except as required by law (in which case, Seller and its Subsidiaries will use their best efforts to give Buyer adequate notice to seek a protective order or similar relief). In addition to any other nonsolicitation provision contained in any other Transaction Document and unless expressly agreed to in writing by Buyer, for a period of the lesser of (i) 5 years following the Closing Date, and
     (ii) 3 years following the effective date of Seller's dissolution (the "Nonsolicitation Period"), Seller and its Subsidiaries will not, in any manner or at any time, directly or indirectly, solicit or encourage any Person to cease doing business with Buyer or any Affiliate of Buyer or solicit or encourage any employee(s) of Buyer or of any Affiliate of Buyer to cease being an employee of Buyer or such Affiliate.

           (d) Personal Property Prorations. All personal property Taxes, utilities and similar fees and charges and any Encumbrance Taxes and Charges with respect to the Acquired Assets to be conveyed to Buyer pursuant hereto (the "Personal Property Taxes and Charges") shall be prorated through the Closing Date. If Buyer receives a statement for payment of any Personal Property Taxes and Charges after Closing, it may pay the amount of such statement, and Seller shall promptly reimburse Buyer for the amount of such statement for which Seller is responsible for under this section.

           (e) Noncompete. During the Nonsolicitation Period, Seller and its Subsidiaries will not engage in, be engaged by or consult with, or have any interest in, directly or indirectly, any other Person engaged in any business or activity similar to, related to, or competitive with the Business, other than the ownership of less than 5% of the outstanding shares or other securities of any publicly held company that engages in any of the foregoing activities; provided, however, that Seller and its Subsidiaries shall be permitted to: (i) sell or otherwise dispose of any assets not purchased by Buyer to any third party; (ii) perform Spraywall(TM)work unless and until Buyer shall have irrevocably exercised its option to acquire the Spraywall(TM)license as agreed to by the parties;
     (iii) with respect to Try-Tek Machine Works, Inc., continue to conduct its business as previously conducted by it (but not by Seller or Seller's other affiliates), other than the manufacture, use or sale of any items which are subject to Buyer's patents or proprietary or confidentiality rights; and
     (iv) perform or cause to be performed (including through subcontractors) any work required to be performed by it under warranties given by Seller or its Subsidiaries with respect to work performed before the Closing.
     The geographical area for the purposes of this restriction shall be the United States of America and its territories. Seller and its Subsidiaries hereby acknowledge and agree that the durational and geographical restrictions and the scope of the covenants set forth in this section are reasonable, and Seller and its Subsidiaries hereby waive any objection or defense that they may have with respect to these matters. If any arbitrator, court or tribunal of competent jurisdiction shall refuse to enforce any or all of the foregoing restrictions because they are more extensive, whether as to duration, geographical area or otherwise, than is deemed reasonable, it is expressly understood and agreed between the Parties that such covenants shall not be void, but that for the purpose of such proceedings and in such jurisdictions, the restrictions contained herein shall be deemed to be reduced to the extent necessary to permit enforcement of the covenants.

           (f) Work in Process. Promptly following Closing, Seller agrees to provide a true, accurate and complete list of the amount of all work in progress performed by Seller under the Assumed Contracts but not billed by Seller before Closing ("Unbilled Work"). Buyer agrees to include the Unbilled Work in its bills to customers under the Assumed Contracts issued by Buyer in the Ordinary Course of Business following the Closing, and to remit to Seller promptly upon receipt of payment from such customers an amount equal to the amount of Unbilled Work (or, if less, the amount of such payment). In addition, after Closing, if Buyer shall receive, directly or indirectly, (i) any refund or other repayment of any retentions under Assumed Contracts that were made before the Closing Date, or (ii) any payment with respect to work under the Assumed Contracts performed and billed by Seller or any of its Subsidiaries prior to Closing, Buyer shall promptly pay or cause to be paid to Seller the amount so received by Buyer.

           (g) License to Use Marks. Strictly as an accommodation to the Licensees (defined hereinafter), Buyer grants to Seller and those of its Subsidiaries that currently use the Marks (the "Licensees") a non-exclusive, royalty-free license to use the Marks, but only for the limited purposes set forth below (the "License") and in connection with conducting the operation of their respective businesses as are required promptly to discontinue their respective businesses and affairs in an orderly manner. The License shall be limited in all respects to the following:

                (i) to continue to use stationery on which their respective Marks are set forth, provided that each Licensee clearly identifies on such stationary that such Licensee formerly operated its business under such Mark, and provided further that the license to use such stationary shall terminate at the time the stock of stationery in the manner set forth herein bearing the Mark that is in existence on the date hereof has been used and, in no event shall the License include using the Marks on any purchase of stock of stationery after the date hereof;

                (ii) to continue to use existing signage on which their respective Marks are displayed on any real or personal property owned or leased by a Licensee on the date hereof, but only until such real or personal property is sold by the Licensee or the lease of such property has expired, at which time the applicable Licensee covenants and agrees that it shall remove, or cause such signage to be removed, at its expense prior to
                      (A) delivery of such real or personal property to a third-party purchaser, or (B) return of such real or personal property to a third-party lessor.

     The Licensor reserves and retains all rights of simultaneous use of the Marks. The Licensees have no right to assign or grant sublicenses under the License.

                                    SECTION 9

                                   TERMINATION
                                   -----------

     9.1. Termination. In addition to any other provisions expressly providing a right to terminate this Agreement, this Agreement and the Transaction may be terminated at any time prior to Closing by written notice thereof delivered by a Party to the other Parties in the following instances:

           (a) by Buyer, if (A) there has been a material breach of any representation or warranty of Seller or any of its Subsidiaries that is not otherwise qualified by materiality or Material Adverse Effect, (B) there has been a breach of any representation or warranty of Seller or any of its Subsidiaries that is qualified by materiality or Material Adverse Effect or
     (C) there has been a material breach or nonfulfillment of any covenant or agreement of Seller or any of its Subsidiaries;

           (b) by Seller or its Subsidiaries, if (A) there has been a material breach of any representation or warranty of Buyer that is not otherwise qualified by materiality or Material Adverse Effect, (B) there has been a breach of any representation or warranty of Buyer that is qualified by materiality or Material Adverse Effect or (C) there has been a material breach or nonfullfilment of any covenant or agreement of Buyer;

           (c) by Buyer, if any event or series of events occurs that individually or in the aggregate with all such events could result in a Material Adverse Effect;

           (d) by any Party, if all Parties agree by mutual consent in writing to termination;

           (e) by Buyer, if the Closing has not occurred on or before the earlier of (x) September 30, 2003 or (y) the Outside Date (but only if Seller shall have then determined to cease conducting the Business in the Ordinary Course of Business);

           (f) by Seller, by written notice to Buyer, at any time prior to the receipt of the approval of its stockholders of this Agreement and the Transaction, if the Board of Directors of Seller (i) receives a Superior Proposal and (ii) determines in good faith that the transactions contemplated by this Agreement are no longer in the best interests of the

     Seller and its stockholders;

           (g)  by Buyer or Seller, by written notice to the other Parties, if
     (i) the Stockholders' Written Consent shall not have been obtained, (ii) the Seller Stockholders Meeting (including an adjournments and postponements thereof) shall have been held and completed, (iii) Seller's stockholders shall have voted at the Seller Stockholders Meeting on a proposal to adopt this Agreement and the Transaction, and (iv) this Agreement and the Transaction shall not have been adopted at the Seller Stockholders Meeting (and shall not have been adopted at any adjournment or postponement thereof) by the requisite vote; or

           (h) by Buyer, by written notice to Seller and its Subsidiaries, if the Board of Directors of Seller (A) withdraws or modifies in an adverse manner its approval or recommendation of this Agreement and the Transaction in accordance with Section 5.13(b), or (B) approves or publicly recommends any Alternative Transaction.

     9.2.  Consequences of Termination.

           (a)  If this Agreement is terminated pursuant to Section 9.1 (a) or
     (b) above, this Agreement (other than Sections 10.1, 10.4 and 10.7) shall become void and have no further effect provided that the non-breaching Party may avail itself of all rights, power and remedies now or hereafter existing at law or in equity, by statute or otherwise. If this Agreement is terminated pursuant to Section 9.1 (c), (d) or (e) above, this Agreement (other than Sections 10.1, 10.4 and 10.7) shall become void and have no further effect, without any liability on the part of any Party hereto; provided that, with respect to Section 9.1 (c) above, such Material Adverse Effect was not the result of an intentional act or gross negligence of a Party.

           (b) If the Transaction shall fail to occur as a result of the Board of Directors of Seller exercising its right to terminate this Agreement as set forth in Section 9.1(f) hereof with respect to a Superior Proposal or Buyer exercises its right to terminate this Agreement as set forth in
     Section 9.1(h), then Seller shall pay Buyer $200,000, which the Parties agree shall be in consideration of the expenses incurred by and efforts expended by and opportunities lost by Buyer up to the date of termination.

                                   SECTION 10

                                  MISCELLANEOUS
                                  -------------

     10.1. Expenses. Each Party shall bear all of its own costs and expenses incurred in connection with negotiating and consummating this Agreement and the Transaction Documents. Expenses other than those provided for elsewhere in this Agreement that are incurred in connection with the Transaction shall be borne by the Party incurring such expenses. In addition, Seller shall bear the cost and expense of the preparation, filing, printing and mailing of the Seller Proxy Materials.

     10.2. Entire Agreement. This Agreement incorporates by this reference the Recitals at the beginning of this Agreement and any exhibits or schedules hereto. Each Party represents and warrants that any facts relating to such Party that are contained in the Recitals are true. This Agreement and any agreement, instrument or document to be executed in connection herewith (as referenced herein) contain the parties' entire understanding and agreement with respect to the subject matter hereof. Any discussions, agreements, promises, representations, warranties or statements between the parties or their representatives (whether or not conflicting or inconsistent) that are not expressly contained or incorporated herein shall be null and void and are merged into this Agreement. If this Agreement and any agreement, instrument or document to be executed in connection herewith contain provisions which are inconsistent, then the provision which is most specific with respect to the subject matter shall control.

     10.3. Modification, Amendment and Waiver. Neither this Agreement, nor any part hereof, may be modified or amended orally, by trade usage or by course of conduct or dealing, but only by and pursuant to an instrument in writing duly executed and delivered by the Party sought to be charged therewith. No covenant or condition of this Agreement can be waived, except by the written consent of the Party entitled to receive the benefit thereof. Forbearance or indulgence by a Party in any regard whatsoever shall not constitute a waiver of a covenant or condition to be performed by the other Party to which the same may apply, and, until complete performance by such other Party of such covenant or condition, the Party entitled to receive the benefit thereof shall be entitled to invoke any remedy available to it under this Agreement, at law, in equity, by statute or otherwise, despite such forbearance or indulgence.

     10.4. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors and permitted assigns. Except as expressly provided herein, neither this Agreement nor any rights hereunder may be assigned or transferred, and no duties may be delegated, by Seller without the prior written consent of Buyer. Buyer may assign or transfer its rights, and delegate its duties, hereunder to any Affiliate of Buyer.

     10.5. No Third Party Beneficiary. This Agreement is for the benefit of, and may be enforced only by, the Parties who are signatories hereto and their respective successors and permitted assignees. This Agreement is not for the benefit of, and may not be enforced by, any third party.

     10.6. Construction. This Agreement shall not be construed more strictly against one party than against another party merely because that this Agreement may have been physically prepared by such Party, or such Party's counsel, it being agreed that all Parties, and their respective counsel, have mutually participated in the negotiation and preparation of this Agreement. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to any Person include such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (iii) references to one gender includes all genders; (iv) neither the term "including" nor the term "include" is limiting; (v) "or" has the inclusive meaning represented by the phrase "and/or"; (vi) the words "hereof", "herein", "hereby", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (vii) article, section, subsection, clause, exhibit and schedule references are to this Agreement unless otherwise specified; (viii) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and (ix) general or specific references to any Requirement of Law means such law as amended, modified, codified or re-enacted, in whole or in part, and in effect from time to time.

     10.7. Notices. All notices or other communications required or permitted under this Agreement shall be made in writing and shall be deemed given (i) upon delivery, if sent by (A) personal delivery or (B) courier (e.g., overnight delivery), (ii) 3 days after being sent by certified mail, return receipt requested, postage and registration fees prepaid and correctly addressed to a Party as set forth below or (iii) upon sending, if sent by telecopy to a Party at the number listed below for such Party (with a telecopy machine generated confirmation sheet retained by the sender):

                (i)   if to Seller or its Subsidiaries, to:

                      Insituform East, Incorporated
                      3421 Pennsy Drive
                      Landover, MD 20785-1608
                      Attention:  President
                      Telecopy:  (301) 386-2444

                      with a copy to:
                      Potter Anderson & Corroon LLP
                      Hercules Plaza
                      1313 N. Market Street
                      P.O. Box 951
                      Wilmington, DE 19899-0951
                      Attention: John F. Grossbauer
                      Telecopy: (302) 658-1192

                (ii)  if to Buyer, to:

                      Insituform Technologies, Inc.
                      702 Spirit 40 Park Drive
                      Chesterfield, MO  63005
                      Attention: President
                      Telecopy:  (636) 530-8700

                      with a copy to:

                      Insituform Technologies, Inc.
                      702 Spirit 40 Park Drive
                      Chesterfield, MO  63005
                      Attention: Thomas A. A. Cook, General Counsel
                      Telecopy:  (636) 530-8701

Any address or telecopy number listed above may be changed by a Party notifying all other Parties of such change in the manner provided above. A notice sent only to a Person to be copied with a notice shall not constitute notice to a Party hereunder. The Parties shall acknowledge in writing any notice given by personal delivery.

     10.8. Equitable Relief; Remedies Cumulative. Seller and its Subsidiaries hereby acknowledge that irreparable injury will result to Buyer in the event of a breach of this Agreement by them. It is therefore agreed that, if they breach this Agreement, Buyer shall be entitled, in addition to any other remedies and damages available: (i) to an injunction to restrain the violation thereof by such Party, or its agents, servants, employers or employees of such Party, and all Persons acting for or with such Party and (ii) to compel specific performance of the terms and conditions of this Agreement; provided, however, nothing shall be construed to prohibit Buyer from pursuing any other legal or equitable remedy available for such breach, including the recovery of damages. All rights and remedies granted in this Agreement or available under Requirement of Law shall be deemed concurrent and cumulative, and not alternative or exclusive remedies, to the full extent permitted by law and this Agreement. Any Party may proceed with any number of remedies at the same time or in any order. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy. The Parties waive any right they may have to require, or any obligation on the part of, another Party to post a bond in connection with any equitable remedies.

     10.9. Governing Law. All questions with respect to the formation and construction of this Agreement, and the rights and obligations of the Parties hereto, shall be governed by and determined in accordance with the laws of the State of Delaware applicable to agreements entered into and performed entirely within the State of Delaware, without giving effect to the choice or conflicts of law provisions thereof.

     10.10. Attorneys Fees. In any suit or proceeding (including arbitration, insolvency, bankruptcy, investigative, administrative and regulatory proceedings) arising in connection with this Agreement, the prevailing Party shall have the right to receive an award of the reasonable attorneys fees and disbursements actually incurred by it in connection therewith. Each reference to attorneys fees or attorneys fees and disbursements in this Agreement shall include attorneys and paralegal fees, expert fees, court costs, expenses and other disbursements, whether or not suit is brought (and, if suit is brought, during all trial and appellate phases of litigation) and in any arbitration, administrative, regulatory, investigative, insolvency or bankruptcy proceedings.

     10.11. Severability. If any Section (or part thereof) of this Agreement is found by an arbitrator or court of competent jurisdiction to be contrary to, prohibited by or invalid under any Requirement of Law, such arbitrator or court may modify such Section (or part thereof) so, as modified, such Section (or part thereof) will be enforceable and will to the maximum extent possible comply with the apparent intent of the Parties in drafting such Section (or part thereof). If no such modification is possible, such Section (or part thereof) shall be deemed omitted, without invalidating the remaining provisions hereof. No such modification or omission of a Section (or part thereof) shall in any way affect or impair such Section (or part thereof) in any other jurisdiction.

     10.12. Captions. The captions, headings or titles of the various Sections of this Agreement are for convenience of reference only, and shall not be deemed or construed to limit or expand the substantive provisions of such Sections.

     10.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which together shall constitute a single agreement. Each signature page of this Agreement or any other Transaction Document may be executed and delivered in original or by a facsimile of such signature page thereto.

                              [signature page next]

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

BUYER:                                  SELLER:

INSITUFORM TECHNOLOGIES, INC.,          INSITUFORM EAST, INCORPORATED,
a Delaware corporation                  a Delaware corporation


By: /s/ Joseph A. White                 By: /s/ George Wm. Erikson
   -------------------------------         ---------------------------------
   Joseph A. White, Vice President      Name:  George Wm. Erikson
     and Chief Financial Officer             -------------------------------
                                        Title: Chairman
                                              ------------------------------


                                        SUBSIDIARIES:

                                        INSITUFORM OHIO, INC.,
                                        a Delaware corporation


                                        By: /s/ Robert W. Erikson
                                           ---------------------------------
                                        Name:  R.W. Erikson
                                             -------------------------------
                                        Title: President
                                              ------------------------------


                                        INSITUFORM OF PENNSYLVANIA, INC.,
                                        a Pennsylvania corporation


                                        By: /s/ Robert W. Erikson
                                           ---------------------------------
                                        Name:  R.W. Erikson
                                             -------------------------------
                                        Title: President
                                              ------------------------------


                                        INSITUFORM OF DELAWARE, INC.,
                                        a Delaware corporation


                                        By: /s/ Robert W. Erikson
                                           ---------------------------------
                                        Name:  R.W. Erikson
                                             -------------------------------
                                        Title: President
                                              ------------------------------

                                        INSITU, INC.,
                                        a Delaware corporation


                                        By: /s/ George Wm. Erikson
                                           ---------------------------------
                                        Name:  George Wm. Erikson
                                             -------------------------------
                                        Title: Chairman
                                              ------------------------------


                                        MIDSOUTH, LLC,
                                        a Delaware limited liability company


                                        By: /s/ George Wm. Erikson
                                           ---------------------------------
                                        Name:  George Wm. Erikson
                                             -------------------------------
                                        Title: Chairman
                                              ------------------------------


                                        MIDSOUTH PARTNERS,
                                        a Tennessee general partnership


                                        By: /s/ George Wm. Erikson
                                           ---------------------------------
                                        Name:  George Wm. Erikson
                                             -------------------------------
                                        Title: Chairman
                                              ------------------------------


                                        TRY TEK MACHINE WORKS, INC.,
                                        a Pennsylvania corporation


                                        By: /s/ George Wm. Erikson
                                           ---------------------------------
                                        Name:  George Wm. Erikson
                                             -------------------------------
                                        Title: Chairman
                                              ------------------------------

                                    GLOSSARY
                                    --------

     "Accounting Firm" shall have the meaning ascribed to it in Section 2.4(a)(ii) hereof.

     "Acquired Assets" shall have the meaning ascribed to it in Section 2.1 hereof.

     "Acquired Equipment" shall have the meaning ascribed to it in Section 2.1(a) hereof.

     "Acquired Intellectual Property" shall have the meaning ascribed to it in
Section 2.1(e) hereof.

     "Acquired Inventory" shall have the meaning ascribed to it in Section 2.1(b) hereof.

     "Acquired Permits" shall have the meaning ascribed to it in Section 2.1(f) hereof.

     "Affiliate" shall mean, with respect to a specified Person, any other Person controlling, controlled by, or under common control with the Person specified. Without limiting the generality of the foregoing, (i) an Affiliate of an individual Person shall include all members of such Person's family within the second degree of affinity or consanguinity and (ii) an Affiliate of any Person shall include any other Person with respect to which either such Person, directly or indirectly, (A) has the power to appoint or direct management of the other Person or (B) owns an interest in the equity or profits or the other Person of 25% or more.

     "Agreement" shall mean this Agreement, together with any modifications or amendments hereto as provided herein, and shall include any exhibits or schedules attached hereto.

     "Alternative Transaction" shall have the meaning ascribed to it in Section
5.3 hereof.

     "Assumed Contracts" shall have the meaning ascribed to it in Section 2.1(c) hereof.

     "Assumed Liabilities" shall have the meaning ascribed to it in Section 2.6 hereof.

     "Backlog" shall mean future releases to be released over time under "cured-in-place pipe" customer contracts which are considered term contracts.

     "Benefit Plan" shall mean any pension, profit-sharing, savings, bonus, incentive, insurance, welfare or other employee benefit plan within the meaning of Section 3(3) of ERISA in which any of Seller's employees participate.

     "Burn Period" means the period between May 4, 2003 and the Closing Date, inclusive.

     "Burn Rate" shall have the meaning ascribed to it in Section 2.4(a) hereof.

     "Burn Rate Adjustment" shall have the meaning ascribed to it in Section 2.4(a) hereof.

     "Burn Rate Notice of Disagreement" shall have the meaning ascribed to it in
Section 2.4(a)(ii) hereof.

     "Burn Rate Statement" shall have the meaning ascribed to it in Section 2.4(a)(i) hereof.

     "Business" shall have the meaning ascribed to it in the recitals hereof.

     "Buyer" shall have the meaning ascribed to it in the first paragraph hereof.

     "Buyer Disclosure Schedule" shall have the meaning ascribed to it in
Section 4 hereof.

     "Buyer Released Parties" shall have the meaning ascribed to it in Section
5.15 hereof.

     "Certificate of Incorporation Amendment" shall have the meaning ascribed to it in Section 5.13(b) hereof.

     "Claim Notice" shall have the meaning ascribed to it in Section 7.4 hereof.

     "Closing" shall mean the closing of the Transaction in accordance with this Agreement.

     "Closing Date" shall have the meaning ascribed to it in Section 2.8 hereof.

     "Closing Inventory Value" shall have the meaning ascribed to it in Section 2.4(c)(i) hereof.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Common Stock" shall mean the Common Stock, par value $.04 per share, of the Seller.

     "Class B Common Stock" shall mean the Class B Common Stock, par value $.04 per share, of the Seller.

     "Confidentiality Agreement" shall mean the Confidentiality Agreement between Buyer and Seller dated December 9, 2002.

     "Contracts" shall mean contracts, agreements, binding bids or proposals, leases, purchase orders, life insurance policies, commitments, arrangements, understandings and options, written or oral, of Seller or any of its Subsidiaries or of any joint venture or partnership of which Seller or any of its Subsidiaries is a venturer or partner. The term "Contract" shall include (i) "cured-in-place pipe" customer contracts relating to the Business (including project contracts and term contracts), and (ii) with respect to such contracts, all related files and documentation, including exhibits, conditions (general, specific and any others), specifications, drawings or other addenda related thereto.

     "Damages" shall mean any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, amounts paid in settlement, suits, proceedings, costs, disbursements or expenses (including reasonable attorneys' fees and experts' fees and disbursements as provided below) of any kind or of any nature whatsoever (whether based on common law, statute or contract; fixed or contingent; known or unknown) suffered or incurred; provided, however, that in no event shall Damages include any indirect, consequential, incidental or punitive damages, damage to goodwill or loss of business (other than any of the foregoing constituting part of a third-party claim).

     "Delaware Act" shall mean the General Corporation Law of the State of Delaware.

     "Direct Gross Profit" shall have the meaning ascribed to it in Section 2.4(b) hereof.

     "Direct Gross Profit Percentage" shall have the meaning ascribed to it in
Section 2.4(b) hereof.

     "Encumbrance" shall mean any mortgage, deed of trust (or other trust), pledge, hypothecation, assignment, deposit arrangement, restriction, lease, claim, liability, debt, lien (statutory or otherwise), security interest, encumbrance, encroachment, boundary dispute, covenant, easement, right of way, title objection, preferential arrangement of any kind or nature whatsoever, conditional sale or other title retention agreement or any other matter affecting title to or possession of property other than (i) encumbrances for Taxes and other governmental charges not due and that may thereafter be paid without penalty ("Encumbrance Taxes and Charges"); and (ii) other imperfections of title, licenses or encumbrances that do not, individually or in the aggregate, materially impair the continued use and operation of the assets or resale of the assets to which they relate in the Business as currently conducted.

     "Encumbrance Taxes and Charges" shall have the meaning ascribed to it in the definition of Encumbrance.

     "Environmental Laws" shall mean any applicable federal, state, local or foreign statutory or common law, and any regulation, code, plan, order, decree, judgment, permit, license, grant, franchise, concession, restriction, agreement, requirement, and injunction issued, entered, promulgated, or approved thereunder, relating to the environment, or human health or safety relating to occupational or environmental matters, including, without limitation, any law relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including, without limitation, air, surface water, groundwater and land), relating to the presence, manufacture, generation, refining, processing, distribution, use, sale, treatment, recycling, receipt, storage, disposal, transport, arranging for transportation, treatment or disposal, or handling of Hazardous Materials, including, but not limited to, CERCLA, RCRA, FIFRA, CAA, CWA (as those terms are defined in the definition of "Hazardous Material"), the Hazardous Material Transportation Act, as amended from time to time, the Toxic Substances Control Act, as amended from time to time, and the Occupational Safety and Health Act of 1970, as amended from time to time, or relating to the disposal of Nonhazardous Solid Waste.

     "Environmental Permit" shall mean any license, permit, authorization, approval, qualification, franchise, registration, concession, manifest, or filing required by or pursuant to any applicable Environmental Law.

     "Equipment" shall mean office, construction, warehouse and other equipment, machinery, vehicles, fixtures, office materials and supplies, spare parts and other tangible personal property of every kind and description, including the benefit of and the right to enforce any warranties with respect thereto.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rules or regulations issued pursuant thereto.

     "Escrow Account" shall have the meaning ascribed to it in Section 2.3 hereof.

     "Escrow Agent" shall mean a banking institution agreed to by the parties.

     "Escrow Agreement" shall have the meaning ascribed to it in Section 2.3 hereof.

     "Escrow Amount" shall have the meaning ascribed to it in Section 2.3 hereof.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Excess JV Profit" Shall have the meaning ascribed to it in Section 2.4 (b) hereof.

     "Facilities" shall mean any real property leased or otherwise used in connection with the Business.

     "G&A" shall have the meaning ascribed to it in Section 2.4(b) hereof.

     "Governmental Authority" shall mean any (domestic or foreign) federal, state, county, provincial, municipal, governmental department, commission, board, bureau, agency or instrumentality, or other political subdivision exercising executive, legislative, judicial, regulatory or administrative functions or pertaining to government.

     "Gross Profit" shall have the meaning ascribed to it in Section 2.4 (b) hereof.

     "Gross Profit Percentage" shall have the meaning ascribed to it in Section
2.4 (b) hereof.

     "Guaranteed Direct Gross Profit" shall have the meaning ascribed to it in
Section 2.4 (b) hereof.

     "Hazardous Material" shall mean (i) any "hazardous substance," as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time ("CERCLA"), (ii) any "hazardous waste," as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time ("RCRA"), (iii) any "pesticides" or "defoliant," as defined in the Federal Insecticide, Fungicide and Rodenticide Act, as amended from time to time ("FIFRA"), (iv) any "hazardous air pollutant," as defined by the Clean Air Act, as amended from time to time ("CAA"), (v) any "pollutant" or "toxic pollutant," as defined by the Clean Water Act, as amended from time to time ("CWA"), (vi) any asbestos, polychlorinated biphenyls, infectious wastes, urea formaldehyde or petroleum product, or (vii) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable Federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended from time to time.

     "Indemnified Party" shall mean a Person claiming indemnification to which such Person is entitled pursuant to the provisions of Section 7 hereof.

     "Indemnifying Party" shall mean a Person against whom a valid claim for indemnification is asserted pursuant to the provisions of Section 7 hereof.

     "Intellectual Property" shall mean intangible intellectual property, assets and rights of every kind and description used by Seller and its Subsidiaries, including (and shall include the goodwill associated therewith) the Acquired Intellectual Property, inventions, discoveries, trade secrets, processes, formulas, know-how, United States and foreign patents and patent applications, trademarks, trademark registrations, applications for trademark registrations, trade names, trade dress, service marks, service names, copyrights and copyright registrations.

     "Intellectual Property Licenses" shall mean licenses, consents, covenants not to sue and other authorizations issued or granted to a Person by another Person with respect to intangible personal property of such other Person.

     "JV Contracts" shall have the meaning ascribed to it in Section 5.1 hereof.

     "knowledge" or "to the best knowledge" or any similar reference shall mean the actual knowledge of such Person to whom such "knowledge" qualifier applies, after reasonable investigation and due inquiry.

     "Law" shall have the same meaning as Requirement of Law.

     "License" shall have the meaning set forth in Section 8.2 (g) hereof.

     "Licensee" shall have the meaning set forth in Section 8.2 (g) hereof.

     "Marks" shall mean the names "Insituform", "Insituform East", "MidSouth" and "insitu", including any derivations thereof and any registered and unregistered trademarks and trade dress related thereto (which are part of the Acquired Intellectual Property).

     "Material Adverse Effect" shall mean a material adverse change in Buyer's ability to own or use the Acquired Assets after the Closing (in substantially the same manner as owned, used or operated by prior to the Closing).

     "Maximum Monthly Burn Rate" shall have the meaning ascribed to it in
Section 2.4(a) hereof.

     "Minimum Residual Backlog" shall have the meaning ascribed to it in Section 2.4(a) hereof.

     "Non-Assumed Liabilities" shall have the meaning ascribed to it in Section
2.7 hereof.

     "Nonsolicitation Period " shall have the meaning ascribed to it in Section
8.2 (c) hereof.

     "Notice Period" shall have the meaning ascribed to it in Section 7.4 hereof.

     "Ordinary Course of Business" shall mean the operation of the Business in a manner substantially consistent with the normal, usual, regular and ordinary course of its previous operation during the 24-month period preceding the date of this Agreement.

     "Outside Date" shall have the meaning ascribed to it in Section 5.1 hereof.

     "Party or Parties" has the meaning as defined in the first paragraph hereof.

     "Permits" shall mean permits, licenses (except Intellectual Property Licenses), consents, registrations, certificates, accreditations, approvals, authorizations, rights and franchises held or used (pursuant to a Contract) by Seller or any of its Subsidiaries in connection with the Business or otherwise necessary for the operation of the Business, including those issued by any Governmental Authority.

     "Person" shall mean an individual (natural person), a corporation, a partnership (general or limited), a joint venture, an association, a joint-stock company, a limited liability company, a bank, a trust company, a land trust, a vehicle trust, a business trust, a real estate investment trust, an estate, a trust, an unincorporated organization, a Governmental Authority or any other type of entity.

     "Personal Property Taxes and Charges" shall have the meaning ascribed to it in Section 8.2(d) hereof.

     "Purchase Price" shall have the meaning ascribed to it in Section 2.2 hereof.

     "Requirement of Law" shall mean any (domestic or foreign) applicable constitution, treaty, statute, law, ordinance, rule, regulation, policy, standard, guideline, official interpretation, permit, order, award, decree, judgment, injunction, ruling, judicial or administrative decision, opinion or directive, or other requirement having the force of law and, where applicable, any interpretation thereof by any authority having jurisdiction with respect thereto or charged with the administration thereof.

     "Requisite Approvals" shall mean any necessary consent, permit, approval, waiver, order or authorization of, notice to or registration, qualification, designation, declaration or filing with any Governmental Authority or other Person.

     "SEC" shall mean the Securities and Exchange Commission.

     "Seller" shall have the meaning ascribed to it in the first paragraph hereof.

     "Seller Disclosure Schedule" shall have the meaning ascribed to it in
Section 3 hereof.

     "Seller Proxy Materials" shall have the meaning ascribed to it in Section 5.13(a) hereof.

     "Seller Released Parties" shall have the meaning ascribed to it in Section
5.15 hereof.

     "Seller Stockholders Meeting" shall have the meaning ascribed to it in
Section 5.13(b) hereof.

     "Starting Backlog" shall have the meaning ascribed to it in Section 2.4(a) hereof.

     "Stockholders' Written Consent" shall have the meaning ascribed to it in
Section 5.13(b) hereof.

     "Subsidiaries" shall mean (i) Insituform Ohio, Inc., a Delaware corporation, (ii) Insituform of Pennsylvania, Inc., a Pennsylvania corporation,
(iii) Insituform of Delaware, Inc., a Delaware corporation, (iv) Insitu, Inc., a Delaware corporation, (v) Midsouth, LLC, a Delaware limited liability company,
(vi) Midsouth Partners, a Tennessee general partnership, and (vii) TRY TEK Machine Works, Inc., a Pennsylvania corporation.

     "Superior Proposal" shall mean a bona fide written proposal made by a Person other than Buyer or an Affiliate which is (i) for a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving, or any purchase or acquisition of, (A) more than fifteen percent (15%) of the combined voting power of Seller's capital stock, or (B) all or substantially all of the consolidated assets of Seller and its Subsidiaries, and
(ii) otherwise on terms which the Board of Directors of Seller determines in good faith (based on the advice of a financial advisor of nationally recognized reputation) to be materially more favorable to the respective stockholders from a financial point of view (which determination of the respective Board of Directors shall take into account, among other things, the legal, financial, regulatory and other aspects of the proposal, including conditions to consummation, the likelihood of timely consummation and the financial commitments, if any) than the Transaction.

     "Taxes" shall mean any and all federal, state, county, local and foreign income, gross receipts, excise, real and personal property, ad valorem, transfer, gains and other taxes (including franchise, license, social security, withholding, payroll, unemployment insurance and sales and use taxes), assessments and charges (including interest and penalties).

     "Transaction" shall have the meaning ascribed to it in the recitals hereof.

     "Transaction Documents" shall mean this Agreement and all documents, instruments and agreements to be signed by any of the parties hereto and delivered in connection with the Closing of the Transaction hereunder, including without limitation, the Assignment and Assumption Agreement and the Escrow Agreement.

     "Transferred Employees" shall have the meaning ascribed to it in Section 8.1(a) hereof.

     "Unbilled WIP" shall mean revenues earned in excess of billings.

     "Unbilled Work" shall have the meaning set forth in Section 8.2 (f).

     "WIP Schedule" shall mean the work in progress schedule customarily prepared by Seller detailing relevant price, cost, revenue, profit, billing and percentage complete information (actual and estimates) with respect to its customer contracts.

                            EXHIBIT AND SCHEDULE LIST
                            -------------------------

Exhibits             Description
--------             -----------
Exhibit 2.3          Escrow Agreement

Schedules            Description
---------            -----------
Schedule 2.1(a)      Acquired Equipment
Schedule 2.1(b)      Acquired Inventory
Schedule 2.1(c)      Assumed Contracts
Schedule 2.1(e)      Acquired Intellectual Property
Schedule 3           Seller Disclosure Schedule
Schedule 4           Buyer Disclosure Schedule
Schedule 8.1         Certain Employees

                                  June 18, 2003

Insituform Technologies, Inc.
702 Spirit 40 Park Drive
Chesterfield, MO 63005

Insituform East, Incorporated
3421 Pennsy Drive
Landover, MD 20785


     This letter agreement will confirm the understanding of Insituform Technologies, Inc. ("Buyer") and Insituform East, Incorporated ("Seller") as parties to the Asset Purchase Agreement dated June 18, 2003 by and among Buyer and Seller and its Subsidiaries (the "Agreement") with respect to the following matters. All capitalized words have the meanings set forth in the Agreement, unless the context indicates otherwise.

          . Section 2.4(c) of the Agreement provides that Buyer may select additional Equipment at Closing to replace missing Acquired Assets. Buyer and Seller agree that Buyer may select pieces of Equipment set forth on Exhibit A attached hereto to replace missing Acquired Assets.

          . Buyer and Seller also agree that, in settlement and satisfaction of Buyer's claim against Seller for certain accrued and unpaid minimum royalties under licenses agreements between them, Buyer shall receive at the Closing under the Agreement the pieces of Equipment set forth on Exhibit B attached hereto with an aggregate scheduled value of $200,000. Such equipment shall be deemed to be "Acquired Equipment" under the Agreement.

INSITUFORM EAST, INCORPORATED           INSITUFORM TECHNOLGOIES, INC.

By: /s/ George Wm. Erikson              By: /s/ Thomas A. A. Cook
    --------------------------              ------------------------------------
                                            Thomas A. A. Cook, Vice President
Name: George Wm. Erikson                    and General Counsel
      ------------------------

Title: Chairman
       -----------------------